                                                                   EXHIBIT 10.10




                                RETAIL LEASE FOR

                             CENTURY NATIONAL BANK

                             1875 EYE STREET, N. W.
                               WASHINGTON, D. C.

                                  RETAIL LEASE

                               Table of Contents

                                                                           Page
                                                                           ----
1.  DEMISED PREMISES                                                          1
2.  TERM                                                                      1
3.  USE                                                                       2
4.  RENT                                                                      2
5.  DEPOSIT                                                                   3
6.  RENTAL ESCALATION FOR INCREASES IN EXPENSES                               4
7.  OPTION TO EXTEND                                                          5
8.  ASSIGNMENT AND SUBLETTING                                                 6
9.  PRE-OCCUPANCY TENANT WORK                                                 7
10. ALTERATIONS                                                               8
11. MECHANIC' S LIEN                                                          9
12. WASTE OF DEMISED PREMISES                                                10
13. SIGNS AND ADVERTISEMENTS                                                 10
14. DELIVERIES                                                               10
15. ENTRY FOR REPAIRS AND INSPECTIONS                                        11
16. INSURANCE RATING                                                         11
17. PLATE GLASS INSURANCE                                                    11
18. PUBLIC LIABILITY INSURANCE                                               12
19. LESSEE'S EQUIPMENT INCLUDING VAULTS                                      12
20. SERVICES AND UTILITIES                                                   13
21. TRASH COLLECTION                                                         14
22. RESPONSIBILITY FOR CERTAIN DAMAGE AND BREAKAGE                           15
23. LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON                     15
24. DAMAGE TO THE BUILDING AND/OR DEMISED PREMISES                           15
25. DEFAULT OF LESSEE                                                        18
26. REPEATED DEFAULTS                                                        19
27. WAIVER                                                                   19
28. SUBORDINATION                                                            19
29. CONDEMNATION                                                             20
30. RULES AND REGULATIONS                                                    21
31. RIGHT OF LESSOR TO CURE LESSEE'S DEFAULT                                 21
32. NO PARTNERSHIP                                                           22
33. NO REPRESENTATIONS BY LESSOR                                             22
34. BROKERS                                                                  22
35. WAIVER OF JURY TRIAL                                                     22

36. ENFORCEMENT OF LEASE                                                     22
37. NOTICES                                                                  23
38. ESTOPPEL CERTIFICATES                                                    23
39. HOLDING OVER                                                             23
40. CONTINUOUS OPERATION                                                     24
41. APPROVAL OF LESSEE'S DECOR                                               24
42. COVENANTS OF LESSOR                                                      25
43. LIEN FOR RENT                                                            25
44. GENDER                                                                   25
45. BENEFIT AND BURDEN                                                       25
46. GOVERNING LAW                                                            25
47. ADVERTISING AND PROMOTIONAL FUND                                         26
48. LENDER APPROVAL                                                          26
49. ENTIRE AGREEMENT                                                         26

                                     LEASE

    THIS LEASE, made and entered into on this 14th day of January 1982, by and between The Square 106 Associates, hereinafter called "Lessor", and Century National Bank, hereinafter called "Lessee".

    WITNESSETH, That, for and in consideration of the rents, mutual covenants, and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

    1.   DEMISED PREMISES

    Lessor does hereby lease to Lessee, and Lessee does hereby lease from Lessor, for the term and upon the conditions hereinafter provided approximately 3,895 square feet of rentable area on the ground floor of the office building situated at 1875 Eye Street, N. W., Washington, D. C., (such building being hereinafter referred to as the "Building" and such area being hereinafter referred to as the "Demised Premises"). The Demised Premises are outlined on the floor plan attached hereto and made a part hereof as Exhibit A.

    Lessee hereby hires the Demised Premises, upon and subject to the terms and conditions herein set forth, in its "as is" condition existing on the date possession is delivered to Lessee, with out requiring any further alterations, improvements, repairs or decorations to be made by Lessor, or at Lessor's expense, either at the time possession is given to Lessee or during the entire term of this Lease, or any extension thereof. Notwithstanding the foregoing, Lessor shall provide the demising walls of the Demised Premises, and Lessor shall also replace the doors on 19th Street and the doors on Eye Street with glass. In connection therewith, Lessee represents that it has thoroughly examined the Building and the Demised Premises.

    2.   TERM

    Subject to and upon the terms and conditions set forth herein, or in any exhibit or addendum hereto, the term of this Lease, and therefore Lessee's and Lessor's obligations thereunder, shall commence on the 1st day of January, 1982, or on the date Lessee shall first open for business, whichever shall first occur (hereinafter called the "Commencement Date"), and shall expire on the 30th day of April, 1992.

    In the event Lessor cannot deliver possession of the Demised Premises by said Commencement Date, Lessor, its agents and employees shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, nor shall Lessee be excused from its obligations under this Lease, except that the payment of monthly rent shall be abated until the extended Commencement Date. The Commencement Date shall be extended to the date Lessee accepts possession of the Demised Premises, at which time Lessor and Lessee shall execute the "Declaration as to Date of Delivery and Acceptance of Possession of Demised Premises," attached hereto as Exhibit C.

    3.   USE

    Lessee will use and occupy the Demised Premises solely for the purpose of operating a bank. The Demised Premises will not be used for any other purpose without the prior written consent of Lessor. Lessee will not use or occupy the Demised Premises for any unlawful purpose, and will comply with all present and future laws, ordinances, regulations, and orders of all governments, government agencies, and any other public authority having jurisdiction over the Demised Premises.

    4.   RENT

    Lessee's obligation to pay rent shall begin on the Commencement Date and shall continue in effect for the entire term of the Lease.

    Monthly rent for the Demised Premises on the Commencement Date of the Lease, which Lessee hereby agrees to pay in advance to Lessor and Lessor hereby agrees to accept, shall be as follows:

Period                                                    Monthly Rent
------                                                    ------------
    for any period prior to the commence-
    ment of the first full calendar month
    of the initial term of the Lease                     ($297.53/day)

    for calendar months 1 through 4                         abated

    for calendar months 5 through 12                      ($ 8,926.04)

    for calendar months 13 through 24                     ($ 9,250.62)

    for calendar months 25 through 36                     ($ 9,575.21)

    for calendar months 37 through 48                     ($ 9,899.79)

    for calendar months 49 through 60                     ($10,224.38)

    for calendar months 61 through 72                     ($10,548.96)

    for calendar months 73 through 84                     ($10,873.54)

    for calendar months 85 through 96                     ($11,198.12)

    for calendar months 97 through 108                    ($11,522.71)

    for calendar months 109 through 120                   ($11,847.29)

    for calendar months 121 through the
    expiration of the initial term of
    the Lease                                             ($12,171.88)

    Monthly rent as specified above shall be payable in advance on the first day of each calendar month during the term of this Lease. Monthly rent shall be increased as provided in the section of the Lease entitled RENTAL ESCALATIONS FOR INCREASES IN EXPENSES.

    If the Commencement Date and therefore the obligation under the Lease to pay monthly rent hereunder begins on a day other than on the first day of a calendar month, then the monthly rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30th) of the monthly rent for each day of that month from and including the Commencement Date, payable in advance, as specified above.

    Lessee will make all payments of monthly rent by check, payable to the Lessor's agent, The Oliver T. Carr Company, Agent, Suite 900, 1700 Pennsylvania Avenue, N. W., Washington, D. C. 20006, or to such other party or to such other address as Lessor may designate from time to time by written notice to Lessee, without demand and without deduction, set-off or counterclaim. If Lessor shall at any time or times accept said rent after it shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute, or be construed as, a waiver of any or all of Lessor's rights hereunder.

    5.   DEPOSIT

    Simultaneously with the execution of this Lease, Lessee shall deposit with. Lessor the sum of Eight Thousand Nine Hundred Twenty-six and 04/100 Dollars ($8,926.04), as a deposit towards payment of the Fifth (5th) month's rent.
Such deposit, prior to its being applied to the payment of rent, shall be security for the payment and performance by Lessee of all Lessee's obligations, covenants, conditions and agreements under this Lease, and Lessor shall have the right, but shall not be obligated, to apply all or any portion of the deposit to cure any default by Lessee, in which event Lessee shall be obligated to promptly deposit with Lessor the amount necessary to restore the deposit to its original amount. In the event Lessee fails to perform its obligations and to take possession of the Demised Premises on the appropriate Commencement Date provided herein, said deposit shall not be deemed liquidated damages and Lessor may apply the deposit to reduce Lessor's damages and such application of the deposit shall not preclude Lessor from recovering from Lessee all additional damages incurred by Lessor.

    6.   RENTAL ESCALATION FOR INCREASES IN EXPENSES

    In the event the operating expenses of the Building increase during any calendar year after the calendar year 1981, hereinafter referred to as the "base year", Lessee shall pay to Lessor, as a part of rent, Lessee's proportionate share of the increase in such operating expenses. The proportionate share to be so paid by Lessee shall be the percentage which the total square feet of the Demised Premises bears to the total square feet of all office and store space in the Building of which the Demised Premises are a part, which is 1.53%, and the amount of said percentage to be paid by the Lessee shall be the percentage of the calendar year said Demised Premises were leased by Lessee. The term "operating expenses" is defined as meaning (i) any and all expenses, charges and fees incurred in connection with the management, operation, maintenance, servicing, insuring and repair of the Building and related exterior appurtenances of which the Demised Premises are a part, (ii) ground rent increases, if any, and (iii) real estate taxes and impositions, general and special, of whatever kind or description levied against the Building or land. Operating expenses shall not include the costs and expenses of capital improvements, electricity (which shall be separately metered for Lessee), any cleaning contract, cleaning supplies, window cleaning services, trash removal, elevator maintenance, painting or decorating other than public areas, interest and amortization of mortgages, depreciation of the Building, compensation paid to officers or executives of the Lessor or Agent and income or franchise taxes or other such taxes imposed or measured by the income of the Lessor from the operation of the Building.

    Commencing with the first day of May in calendar year 1983 and on the first day of May of each calendar year of the Lease thereafter, Lessee will pay to Lessor as additional rent with monthly rent one-twelfth (1/12th) of ninety percent (90%) of Lessee' s proportionate share of any increases, over the base year, of operating expenses during the prior calendar year. Lessee shall continue to make said payment monthly thereafter on the first day of each calendar month until the amount of such payment is adjusted on May 1 of the following calendar year because of increases in Lessee's proportionate share of operating expenses.

    Within ninety (90) days after the expiration of each calendar year, a firm of certified public accountants, selected by Lessor, shall audit the books and records of Lessor and a determination shall subsequently be made by Lessor of the increases (if any) in the operating expenses of the Building for such calendar year over the operating expenses of the Building for the base year. Lessor shall submit to Lessee a statement of the aforesaid determination, including Lessee's aforesaid proportionate share of such increases. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of the term of this Lease), Lessee shall pay to Lessor an amount equal to its proportionate share of the amount of the difference between the amount of the increases (if any) in operating expenses for the calendar year over the base year operating expenses, less the aggregate amount of that portion of the monthly rent paid by Lessee between May 1st and April 30th attributable to payment of increases in operating expenses. If the aggregate amount of the portion of monthly rent that represents payment for increases in operating expenses, paid by Lessee during the May 1st through April 30th period, exceeds Lessee's proportionate share of increases in operating expenses for the previous calendar year, the excess shall be credited toward the next payment of monthly rent to be paid by Lessee after Lessee receives said statement of operating expenses from Lessor. Lessee, at its expense, shall have the right at all reasonable times to audit Lessor's books and records relating to this Lease for the base year and for the last three (3) years for which payments increases in operating expenses become due. Said operating expenses shall be computed on the accrual basis.

    7.   OPTION TO EXTEND

    Lessee shall have the option to extend the term of this Lease for two (2) successive additional five (5) year terms, respectively commencing on the date immediately following the expiration of the initial term and the date immediately following the expiration of the first extension term, provided the options to extend are properly exercised by Lessee as provided herein, and there are no uncured defaults by Lessee under the terms of this Lease. Lessee may exercise each option to extend only by giving written notice to Lessor of its election to exercise the option to extend one (1) year prior to the expiration date of the initial term or one (1) year prior to the expiration date of the first extension term, whichever is applicable, and by Lessor and Lessee mutually agreeing upon the amount of rent to be paid during the applicable extension term within sixty (60) days from the date of said written notice to extend. If Lessee properly exercises its options, the terms of this Lease (including without limitation the provisions of the Section entitled RENTAL ESCALATION FOR INCREASE IN EXPENSES) shall continue in full force and effect during said additional term or terms. In the event Lessor and Lessee are unable to mutually agree upon the rent to be paid by Lessee during the applicable extension term, within sixty (60) days from the date of said written notice to extend, the option to extend shall be null and void, and Lessor shall be free to lease the Demised Premises to any person upon any terms and for any purpose.

    8.   ASSIGNMENT AND SUBLETTING

    Lessee will not assign or otherwise transfer this Lease, or sublet (including permitting occupancy or use by another party) the Demised Premises, or any part thereof, without giving the Lessor thirty (30) days prior written notice of Lessee' s intention to assign this Lease or sublet all or any part of the Demised Premises. Within thirty (30) days after receipt of said notice, Lessor shall have the option (i) to elect to terminate the Lease, if Lessee desires to assign this Lease, or (ii) to terminate the Lease with regard to that portion of the Demised Premises which Lessee seeks to sublet, or alternately to sublet that portion of the Demised Premises from Lessee for the term Lessee desires to sublet that portion of the Demised Premises, at the rate and upon the same terms and conditions as Lessee is leasing the Demised Premises from Lessor. Lessor may exercise the option by giving Lessee written notice of its election to exercise the option within said thirty (30) day period. The effective date of termination, or the effective date of commencement of the sublease to Lessor, shall be mutually agreed upon by Lessor and Lessee, and, if they cannot agree upon a termination date or sublease commencement date, the termination or sublease commencement date will be sixty
(60) days from the date Lessor received the notice that Lessee desires to assign the Lease or sublet all or any portion of the Demised Premises. Upon termination, all of the rights and obligations of Lessor and Lessee under the terms of this Lease shall be terminated, or terminated with regard to that portion of the Demised Premises Lessee notified Lessor that Lessee desires to sublet, except that Lessee shall continue to be obligated to pay rent and all other charges for the Demised Premises which accrue to the date of termination. If Lessor does not exercise its option to terminate or sublet, Lessee may assign this Lease or sublet all or any part of the Demised Premises after first obtaining the prior written consent of Lessor, which consent will not be unreasonably withheld, contingent upon the assignee or sublessee being similar in kind and character to Lessee and financially reliable. No assignment of this Lease shall be effectuated by operation of law or otherwise without the prior written consent of Lessor. The transfer and/or issuance of more than fifty percent (50%) of the voting stock of Lessee to any persons or entities that are not stockholders of Lessee on the date of execution of this Lease, shall be deemed an assignment of this Lease that will give Lessor the option of terminating this Lease as provided above.

    Notwithstanding any other provision of this Lease to the contrary, Lessee has the right to assign this Lease or sublet the Demised Premises in whole or in part to any subsidiary, affiliate or successor corporation or partnership, without Lessor's consent, upon giving Lessor ten (10) days prior written notice of such assignment or subletting. A "subsidiary" of Lessee shall mean any corporation not less than fifty percent (50%) of whose outstanding voting stock shall, at the time, be owned, directly or indirectly, by Lessee. An "affiliate" of Lessee shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Lessee. For purpose of the definition of "affiliate", the word "control" (including "controlled by" and "under common control with"), as used with respect to any corporation, partnership, or association shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular corporation, partnership or association, whether through the ownership of voting securities or by contract or otherwise. A "successor corporation or partnership" shall mean any corporation or partnership into which Lessee is merged or with which Lessee is consolidated or to which all or a substantial portion of Lessee's assets are transferred.

    The consent by Lessor to any assignment or subletting to any party other than Lessor, including a subsidiary, affiliate or successor corporation or partnership shall not be construed as a waiver or release of Lessee from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee or subtenant constitute a waiver or release of Lessee of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Lessee from giving Lessor said thirty (30) days notice or from obtaining the consent in writing of Lessor to any further assignment or subletting. In the event that Lessee defaults hereunder, Lessee hereby assigns to Lessor the rent due from any subtenant of Lessee and hereby authorizes each such subtenant to pay said rent directly to Lessor.

    Lessee will not mortgage or encumber this Lease without the prior written consent of Lessor.

    9.   PRE-OCCUPANCY TENANT WORK

    Lessee shall perform all pre-occupancy tenant work on the Demised Premises. Lessor shall provide only the demising walls for the Demised Premises.

    Construction by Lessee of pre-occupancy tenant work on the Demised Premises shall not commence until (i) this Lease is executed, (ii) the design and working drawings of all tenant work and installations to be undertaken by Lessee, certified to by a registered architect or engineer, have been submitted to and approved in writing by Lessor and Lessor' s architect or supervising engineer, it being understood that Lessor will diligently review Lessee's design and working drawings, and (iii) Lessee's contractors have been approved by Lessor in writing. Lessee shall not make any changes to said design and working drawings without the written approval of Lessor.

    Lessee shall have the right to retain contractors to perform its pre-occupancy tenant work, subject only to obtaining prior written approval of Lessor. Approval of a contractor by Lessor, which will not be unreasonably withheld, shall be based upon the contractor being properly licensed, his financial posture, experience and past job performance. If a contractor retained by Lessee and approved by Lessor is a non-union contractor, and said contractor's retention or presence causes Lessor's general contractor or other subcontractors present in the Building to experience labor problems, Lessee agrees to take action as necessary to eliminate said labor problems by (a) adjusting Lessee's contractor's work schedules, or (b) deferring the work of Lessee's contractor until the general contractor and other subcontractors' work in the Demised Premises and the Building has been completed, or (c) terminating Lessee' s contractor.

    Lessor reserves the right to inspect and approve all pre-occupancy tenant work performed by Lessee's contractors, and Lessor may correct, at Lessee's expense, any work defectively performed by Lessee's contractor that, in Lessor's sole discretion, affects the structure of the Building or the Demised Premises, or affects the mechanical, plumbing or electrical systems of the Building or the Demised Premises.

    Upon completion of Lessee's pre-occupancy tenant work, Lessee shall submit to Lessor invoices totalling the costs of all such work plus a waiver of mechanic's liens by all contractors or subcontractors employed by Lessee. Lessor shall verify and approve all said invoices and, after inspection and approval by Lessor of Lessee's pre-occupancy work as specified above, Lessor shall pay to Lessee a lump sum payment in the amount of Sixty-Two Thousand Three Hundred Twenty Dollars ($62,320.00), representing a cash allowance for performance of pre-occupancy tenant work by Lessee. Failure by Lessee or its contractors to complete pre-occupancy tenant work in the Demised Premises, for whatever reason or cause, shall in no way or manner delay the Commencement Date of the Lease or Lessee' s obligation under the Lease, except as specifically provided for herein.

    10.  ALTERATIONS

    After Lessee's initial occupancy of the Demised Premises and installation of Lessee's approved pre-occupancy tenant work, Lessee shall make no alterations, installations, additions or improvements (herein collectively called Alterations) in or to the Demised Premises or the Building without Lessor's prior written consent. Consent by Lessor to Lessee's Alterations shall not be unreasonably withheld, except that Lessor may withhold its consent for any reason with regard to requested Alterations by Lessee which affect the structure of the Building or the mechanical, plumbing or electrical systems of the Building. Lessee, at its sole cost and expense, must provide Lessor with a copy of the original or revised full floor mechanical and electrical plans for the floor or floors on which the Alterations are to be made, revised by the Building architect and engineers to show Lessee's proposed Alterations. If any such Alterations are made without the prior written consent of Lessor, Lessor may correct or remove the same, and Lessee shall be liable for any and all expenses incurred by Lessor in the performance of this work. All Alterations shall be made at Lessee' s sole expense, at such times and in such manner as Lessor may designate, and only by such contractors or mechanics as are approved in writing by Lessor. Approval of contractors or mechanics by Lessor, which approval will not be unreasonably withheld, shall be based upon the contractors or mechanics being properly licensed, their financial posture, experience and past job performance.

    All Alterations to the Demised Premises, whether made by Lessor or Lessee, and whether at Lessor's or Lessee's expense, or the joint expense of Lessor and Lessee, shall be and remain the property of Lessor, except that any Alterations, fixtures or any other property installed in the Demised Premises at the sole expense of Lessee and with respect to which Lessee has not been granted any credit or allowance by Lessor, and which can be removed without causing material damage to the Building or the Demised Premises, shall be and remain the property of Lessee. Any replacements of any property or improvements of Lessor, whether made at Lessee's expense or otherwise, shall be and remain the property of Lessor.

    Lessor, at the expiration or earlier termination of the term of the Lease, may elect to require Lessee to remove all or any part the Alterations made by Lessee subsequent to the Commencement Date, unless Lessor agrees in writing not to require the removal of any Alterations at the time Lessor consents to the Alterations. Removal of Lessee's Alterations shall be at Lessee's cost and expense and Lessee shall, at its cost and expense, repair any damage to the Demised Premises or the Building caused by such removal.

    Lessee shall remove, at its sole expense, all of Lessee's property, including Lessee's bank vault, at the expiration or earlier termination of the Lease. In the event Lessee does not remove Lessee's property at the expiration or earlier termination of the Lease, such property shall become the property of Lessor.

    In the event Lessee fails to remove its property or the Alterations requested to be removed by Lessor on or before the expiration, or earlier termination, of the term of the Lease, then and in such event, Lessor may remove Lessee's property and Alterations from the Demised Premises at Lessee's expense and Lessee hereby agrees to reimburse Lessor, as additional rent, for the cost of such removal together with any and all damages which Lessor may suffer and sustain by reason of the failure of Lessee to remove the same. Said amount of additional rent and the cost of Lessor's damages shall be due and payable upon receipt by Lessee of a written statement of costs from Lessor.

    11.  MECHANIC'S LIEN

    If any mechanic's lien is filed against the Demised Premises, or the Building of which the Demised Premises are a part, for work claimed to have been done for Lessee or materials claimed to have been furnished to Lessee, such mechanic's lien shall be discharged by Lessee, at its sole cost and expense, within ten (10) days from the date Lessee receives written demand from Lessor to discharge said lien, by the payment thereof or by filing any bond required by law. If Lessee shall fail to discharge any such mechanic's lien, Lessor may, at its option, discharge the same and treat the cost thereof as additional rent, due and payable upon receipt by Lessee of a written statement of costs from Lessor. It is hereby expressly covenanted and agreed that such discharge of any mechanic's lien by Lessor shall not be deemed to waive or release Lessee from its default under the Lease for failing to discharge the same. Lessee will indemnify and hold harmless Lessor from and against any and all expenses, liens, claims or damages to person or property which may or might arise as a result of Lessee undertaking pre-occupancy tenant work in the Demised Premises at its own cost and under its own control and direction, or making any Alterations to the Demised Premises.

    12.  WASTE OF DEMISED PREMISES

    Lessee will keep the Demised Premises and the fixtures and equipment therein in clean, safe and sanitary condition, will take good care thereof, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term of this Lease, surrender the same broom clean and in the same order and condition in which they were on the commencement of the term of this Lease, ordinary wear and tear and damage by the elements, fire and other casualty excepted. Lessee shall provide its own cleaning and char services and supplies. Lessee shall clean, maintain and, where appropriate, polish all windows and other elements of the Demised Premises which are in public view, including but not limited to doors, signs and advertisements and, in the event Lessee shall fail to do so, Lessor shall have the right to clean, maintain and polish the same, and any charge or cost incurred by Lessor shall be deemed additional rent due and payable by Lessee upon receipt by Lessee of a written statement of costs from Lessor.

    13.  SIGNS AND ADVERTISEMENTS

    No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on any part of the outside or the inside of the Building, including the windows and doors of the Demised Premises, except a standard building sign and signs, advertisements and notices which have been approved by Lessor in writing. Any installation, placement or construction of an approved sign, advertisement or notice shall be at the sole expense and cost of the Lessee. Lessor shall have the right to prohibit any published advertisement or notice of Lessee which in its opinion tends to impair the reputation of the Building or its desirability as a high-quality office building, and, upon written notice from Lessor, Lessee shall immediately refrain from and discontinue any such advertisement or notice.

    14.  DELIVERIES

    All inventory, supplies, furniture and equipment shall be delivered to and received by Lessee at the loading dock area of the Building and transported to the Demised Premises through the service corridors. No deliveries of inventory, supplies, furniture and equipment shall be made from the abutting street through the front door of the Demised Premises without the prior written consent of

Lessor. If Lessor consents to deliveries through the front door of the Demised Premises, Lessee agrees promptly to remove from the sidewalks adjacent to the Building or from public areas of the Building, any of the Lessee's inventory, supplied furniture and equipment there delivered or deposited. All moving of inventory, supplies, furniture, equipment and other material within the public areas and in elevators shall be made before 8:00 A.M. or after 6:00 P.M. and shall be under the direct control and supervision of Lessor who shall, however, not be responsible for any damage to or charges for moving the same.

    15.  ENTRY FOR REPAIRS AND INSPECTIONS

    Lessee will permit Lessor, or its representative to enter the Demised Premises, at all reasonable times, without charge therefore to Lessor and without diminution of the rent payable by Lessee, to examine, inspect and protect the same, and upon one (1) day written notice, to make such repairs as in the judgment of Lessor may be deemed necessary to maintain or protect the Demised Premises or the Building, or to exhibit the same to prospective tenants during the last one hundred twenty (120) days of the term of this Lease.
Lessor shall use reasonable efforts to minimize interference to Lessee's business when making repairs, but Lessor shall not be required to perform the repairs at a time other than during normal working hours.

    In the event of an emergency, Lessor may enter the Demised Premises without notice and make whatever repairs are necessary to protect the Demised Premises or Building.

    16.  INSURANCE RATING

    Lessee will not conduct or permit to be conducted any activity or place any equipment in or about the Demised Premises, which will increase in any way the rate of fire insurance or other insur-ance on the Building; and if any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to activity or equipment in or about the Demised Premises, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Lessee shall be liable for such increase. Any cost to Lessor because of said increase shall be deemed additional rent and shall be due and payable to Lessor by Lessee upon receipt by Lessee of a written statement of costs from Lessor. Lessee may contest any insurance rate increase, at its sole cost and expense, provided such action by Lessee will not adversely affect the insurance coverage of Lessor.

    17.  PLATE GLASS INSURANCE

    Lessee will, during the full term of this agreement or any renewal or extension thereof, carry with a standard insurance company, full coverage insurance on all plate glass in said premises and cause same to be replaced if chipped, cracked or broken; said insurance policy or certificate from Lessee's insurance company to be deposited with Lessor or his Agent; and such policy shall provide that it shall not be cancelled for any reason unless and until Lessor or his Agent is given fifteen (15) days' notice in writing by the insurance company.

    18.  PUBLIC LIABILITY INSURANCE

    Lessee agrees that it will indemnify and save harmless the Lessor from any and all liability, damage, expense, cause of action, suits, claims, judgments and cost of defense arising from injury to person or personal property in and on the Demised Premises or upon any adjoining sidewalks or public areas of the Building which arise out of the act, failure to act or negligence of Lessee, its agents or employees. In order to assure such indemnity, Lessee agrees to carry and keep in full force and effect at all times during the term of this Lease for the protection of Lessor and Lessee, public liability insurance with limits of at least One Million Dollars ($1,000,000.00) with respect to injury or death to any one person and One Million Dollars ($1,000,000.00) with respect to injury or death to more than one person in any one occurrence, and property damage insurance with a minimum limit of Fifty Thousand Dollars ($50,000.00). Public liability insurance shall be obtained from a good and responsible insurance company. Lessee shall deliver to Lessor a copy of said policy or a certificate of insurance showing the same to be in force and effect with a clause requiring not less than fifteen (15) days notice to be given to Lessor by the insurance company prior to termination of the policy.

    19.  LESSEE'S EQUIPMENT INCLUDING VAULTS

    Lessor shall have the right to prescribe the weight and position of all heavy equipment and fixtures, including, but not limited to, heavy display shelves and cabinets, record and file systems, vaults and safes, which Lessee intends to install or locate within the Demised Premises. Lessee shall deliver to the Lessor by January 24, 1982, its requirements for additional weight loading capabilities of the floor slab for any equipment which will exceed the building's design of 100 pound dead load and 100 pound live load. The information to be submitted to the Lessor shall include, but not necessarily be limited to a floor plan indicating the exact location of vaults, safes, equipment, etc., the manufacturer's data and anticipated load materials to be stored in the equipment. Lessee shall obtain Lessor's prior review and approval before installing or locating heavy equipment and fixtures in the Demised Premises. If Lessor approves such plans in writing, and if installation or location of such equipment or fixtures, in Lessor's opinion, requires structural modifications or reinforcement of any portion of the Demised Premises or the Building, then the Lessor's engineers and contractors shall make the necessary modifications to the Building. Lessee shall reimburse Lessor for all costs in excess of standard Building costs related to construction of the necessary modifications to the Building to accommodate Lessee's load requirements, including the preparation of special specifications and drawings and for all construction and incidental costs, of standard Building costs. Such modifications or reinforcements shall be completed prior to Lessee installing or locating such equipment or fixtures in the Demised Premises. Lessee shall reimburse Lessor within thirty (30) days of receipt of any statement setting forth those costs.

    If the use of Lessee's equipment shall result in electrical demand in excess of the capacity of the electrical system in the Demised Premises, additional transformers, distribution panel and wiring may be required and, if so required, shall be installed by the Lessor at the cost and expense of Lessee. Lessee shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating-system, plumbing system, air-conditioning system, or electrical system of the Demised Premises or the Building without first obtaining prior written consent of Lessor. Business machines and mechanical equipment belonging to Lessee which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Lessor or to any tenant in the Building shall be installed and maintained by Lessee, at Lessee's expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

    20.  SERVICES AND UTILITIES

    A. Lessor shall be responsible for the following utilities and services and Lessor's costs for providing said utilities and services shall be considered operating expenses of the Building:

         (1) Water and sewer service at the wet stacks in the Building.

         (2) Installation of a separate heating and air-conditioning system for the Demised Premises.

         (3) Maintenance, painting and electricity service for all public areas in the Building.

    B. Lessee shall be responsible for the following utilities and services, and shall pay all costs and charges incurred:

         (1) Installation and maintenance of a separate electric meter for the Demised Premises, at Lessee's expense, in order to permit separate metering of Lessee's electricity usage. The charges for electricity used by Lessee in the Demised Premises measured by Lessee's separate electric meter shall be paid by Lessee directly to the electric company.

         (2) Cleaning and char services for the Demised Premises, including window cleaning and trash removal.

         (3) Operation, maintenance and repair, including replacement parts, of heating and air-conditioning system of the Demised Premises.

         (4) Installation and maintenance of bathroom facilities as may be required by applicable District of Columbia codes and regulations, including appropriate and necessary plumbing to connect the facilities in the Demised Premises to the wet stacks of the Building.

    C. In the event any public utility supplying energy, or any government law, regulation, executive or administrative order results in a requirement that Lessor or Lessee must reduce or maintain at a certain level the consumption of electricity for the Demised Premises or Building, which affects the heating, air-conditioning, lighting, or hours of operation of the Demised Premises or Building, Lessor and Lessee shall each adhere to and abide by said laws, regulations or executive orders without any reduction in rent.

    D. Lessor's inability to furnish any services it is required to furnish under the provisions of this Lease, or any cessation thereof, shall not render Lessor liable for damage to either person or property, nor be construed as an eviction of Lessee, nor, work an abatement of rent, nor relieve Lessee from the obligation to fulfill any covenant or agreement hereof, but Lessor shall be obligated to use reasonable diligence in making all repairs, obtaining replacement parts or installing new equipment if necessary. In the event the heating, air-conditioning, electric or plumbing systems of the Demised Premises are adversely affected or cease to function because of any break down or malfunction of the Building equipment, machinery or electric or plumbing systems, then Lessor shall use reasonable diligence to repair or replace the same promptly, but Lessee shall have no claim for rebate of monthly rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

    21.  TRASH COLLECTION

    Lessor will enter into a trash removal contract for the Building with a company selected by Lessor. Based upon said trash removal contract, Lessor and Lessee will mutually agree upon the amount Lessee shall pay Lessor monthly, as additional rent, for trash removal. In the event Lessor and Lessee cannot agree upon the amount Lessee will pay Lessor for trash removal, Lessee shall be responsible for making arrangements for trash collection, subject to the approval and regulation by Lessor and Lessee shall pay all trash collection charges.

    22.  RESPONSIBILITY FOR CERTAIN DAMAGE AND BREAKAGE

    All injury breakage or damage to the Demised Premises or the Building of which they are a part, done by Lessee or the agents, servants, employees and visitors of Lessee shall be repaired by Lessor, at the sole expense of Lessee. Payment of the cost of such repairs by Lessee shall be due as additional rent with the next installment of monthly rent after Lessee receives a bill for such repairs from Lessor. This provision shall be construed as an additional remedy granted to the Lessor and not in limitation of any other rights and remedies which the Lessor has or may have in such circumstances.

    23.  LIABILITY FOR DAMAGE TO PERSONAL PROPERTY AND PERSON

    All personal property of the Lessee, its employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers, in and on said Demised Premises, shall be and remain on the Demised Premises at their sole risk. Lessor shall not be liable to any such person or party for any damage to, or loss of personal property arising from any act of any other persons, or from the leaking of the roof, or from the bursting, leaking or overflowing of water, sewer or steam pipes, or from heating or plumbing fixtures, or from electrical wires or fixtures, or from air- conditioning failure, nor shall Lessor be liable for the interruption or loss to Lessee's business arising from any of the above described acts or causes, Lessee especially agreeing to save Lessor harmless in all such cases.

    Lessor shall not be liable for any personal injury to Lessee, Lessee's employees, agents, business invitees, licensees, customers, clients, family members, guests or trespassers arising from the use, occupancy and condition of the Demised Premises, unless such party establishes that there has been negligence or a willful act or failure to act on the part of Lessor, its agents or employees.

    24.  DAMAGE TO THE BUILDING AND/OR THE DEMISED PREMISES

    Lessor shall obtain and subsequently maintain fire and extended casualty insurance covering the Building. If the Demised Premises shall be damaged by fire or other casualty insured against by Lessor's fire and extended coverage insurance policy covering the Building, and the Demised Premises can be fully repaired in Lessor's opinion within 180 days from the date of such damage, Lessor, at Lessor's expense, shall repair such damage; provided, however, Lessor shall have no obligation to repair any damage to, or to replace Lessee's non-building standard tenant improvements or any other property located in the Demised Premises. Except as otherwise provided herein, if the entire Demised Premises shall be rendered untenantable by reason of any such damage, the monthly rent shall abate for the period from the date of such damage to the date when such damage shall have been repaired, and if only a part of the Demised Premises shall be so rendered untenantable, then the monthly rent shall abate for such period in the proportion which the area of the part of the Demised Premises so rendered untenantable bears to the total area of the Demised Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Demised Premises so damaged shall be rendered tenantable and shall be used or occupied by Lessee or any person claiming through or under Lessee, then the amount by which the monthly rent shall abate shall be equitably apportioned for the period from the date of any such use or occupancy to the date when all such damage shall have been repaired. No compensation or claim or reduction of monthly rent will be allowed or paid by Lessor by reason of inconvenience, annoyance, or injury to business arising from the necessity of repairing the Demised Premises or any portion of the Building of which they are a part.

    Notwithstanding the provisions above, if, prior to or during the term of this Lease (a) the Demised Premises shall be so damaged that in Lessor's opinion, the Demised Premises cannot be fully repaired within 180 days from the date the damage occurred, or (b) the Building shall be so damaged by fire or other casualty that, in Lessor's opinion, substantial repair or reconstruction of the Building shall be required (whether or not the Demised Premises shall have been damaged or rendered untenantable), then, in any of such events, Lessor, at its option, may give to Lessee, within sixty (60) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease shall terminate (whether or not the term shall have commenced) upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the date definitely fixed for expiration of the term of the Lease, and the then applicable monthly rent shall be apportioned as of such date, including any rent abatement as provided above.

    Lessor shall attempt to obtain and maintain, throughout the term, in Lessor's fire insurance policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Lessor's fire insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Lessor shall give Lessee notice thereof, and, if Lessee agrees, in writing, to reimburse Lessor for such additional premium for the remainder of the term, Lessor shall require the inclusion of such or similar provisions by Lessor's fire insurance carriers. So long as such or similar provisions are included in Lessor's fire insurance policies then in force, Lessor hereby waives (a) any obligation on the part of Lessee to make repairs to the Demised Premises necessitated or occasioned by fire or other casualty that is an insured risk under such policies, and (b) any right of recovery against Lessee, any other permitted occupant of the Demised Premises, and any of their servants, employees, agents, or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Lessor's fire insurance carriers shall not include such or similar provisions in Lessor's fire insurance policies, the waivers set forth in the foregoing sentence shall, upon notice given by Lessor to Lessee, be deemed of no further force or effect. Except to the extent expressly provided herein, nothing contained in this Lease shall relieve Lessee of any liability to Lessor or to its insurance carriers which Lessee may have under law or the provisions of this Lease in connection with any damage to the Demised Premises or the Building by fire or other casualty. Notwithstanding the provisions above, if any such damage, occurring after any date when the waivers set forth above are no longer in force and effect, is due to the fault or neglect of Lessee, any person claiming through or under Lessee, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of monthly rent by reason of such damage.

    Lessee shall obtain and subsequently maintain throughout the term of the Lease fire and extended casualty insurance, insuring against loss to the Lessee's tenant improvements and property in and about the Demised Premises.
In addition, Lessee shall attempt to have included, during the term of the Lease, in Lessee's fire and casualty insurance policies, or in any other type of insurance policy insuring Lessee's use and occupancy of the Demised Premises and/or Lessee's business income (and shall cause any other permitted occupants of the Demised Premises to attempt to obtain in similar policies), provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to a loss, any or all right of recovery against any party for loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time the fire insurance carriers issuing such policies shall exact an additional premium for the inclusion of such or similar provisions, Lessee shall give Lessor notice thereof, and, if Lessor agrees, in writing, to reimburse Lessee or any person claiming through or under Lessee, as the case may be, for such additional premium for the remainder of the term, Lessee shall require the inclusion of such or similar provisions by such fire insurance carriers. As long as such or similar provisions are included in such fire insurance policies then in force, Lessee hereby waives (and agrees to cause any other permitted occupants of the Demised Premises to execute and deliver to Lessor written instruments waiving) any right of recovery against Lessor, any lessors under any ground or underlying leases, any other tenants or occupants of the Building, and any servants, employees, agents, or contractors of Lessor, or of any such lessor, or of any such other tenants or occupants, for any loss occasioned by fire or other casualty which is an insured risk under such policies. In the event that at any time such fire insurance carriers shall not include such or similar provisions in any such fire insurance policy, the waiver set forth in the foregoing sentence shall, upon notice given by Lessee or Lessor, be deemed of no further force and effect with respect to any insured risks under such policy from and after the giving of such notice. During any period while the foregoing waiver of right of recovery is in effect, Lessee, or any other permitted occupant of the Demised Premises, as the case may be, shall look solely to the proceeds of such policies to compensate Lessee or such other permitted occupant for any loss occasioned by fire or other casualty which is an insured risk under such policies.

    25.  DEFAULT OF LESSEE

    This Lease shall, at the option of Lessor, cease and terminate if (i) Lessee shall fail to pay rent including any installment of monthly rent, costs of preoccupancy tenant work, or any additional rent or other charges, although no legal or formal demand has been made, and such failure to pay rent shall continue for a period of five (5) days after written notice has been delivered by Lessor to Lessee, or (ii) Lessee shall violate or fail to perform any of the other conditions, covenants or agreements of this Lease made by Lessee, and any violation or failure to perform any of those conditions, covenants or agreements shall continue for a period of ten (10) days, after written notice thereof has been delivered by Lessor to Lessee, or in cases where the violation or failure to perform cannot be corrected within ten (10) days, Lessee does not begin to correct the violation or failure to perform within ten (10) days after receiving Lessor's written notice and/or Lessee thereafter does not diligently pursue the correction of the violation or failure to perform. Any said violation or failure to perform or to pay any rent, if left uncorrected, shall operate as a notice to quit, any further notice to quit or notice of Lessor's intention to re-enter being hereby expressly waived. Lessor may hereafter proceed to recover possession under and by virtue of the provisions of the laws of the District of Columbia or by such other proceedings, including re-entry and possession, as may be applicable. If Lessor elects to terminate this Lease, everything herein contained on the part of Lessor to be done and performed shall cease without prejudice to the right of Lessor to recover from Lessee all accrued rent up to the time of termination or recovery of possession by Lessor, whichever is later. Should this Lease be terminated before the expiration of the term of this Lease by reason of Lessee's default as hereinabove provided, or if Lessee shall abandon or vacate the Demised Premises before the expiration or termination of the term of this Lease, the Demised Premises may be relet by Lessor for a monthly rent and upon such terms as are not unreasonable under the circumstances and, if the full monthly rent provided for in this Lease shall not be realized by Lessor, Lessee shall be liable for all damages sustained by Lessor, including, without limitation, deficiency in rent and other payments, reasonable attorneys' fees, brokerage fees, and expenses of placing the Demised Premises in first class rentable condition. Any damage or loss of monthly rent sustained by Lessor may be recovered by Lessor, at Lessor's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Lessor's option, may be deferred until the expiration of the term of this Lease, in which event the cause of action shall not be deemed to have accrued until the date of expiration of said term. The provisions contained in this section shall be in addition to and shall not prevent the enforcement of any claim Lessor may have against Lessee for anticipatory breach of the unexpired term of this Lease.

    26.  REPEATED DEFAULTS

    If Lessee shall be in default of this Lease for the same or substantially the same reason more than twice during any twelve (12) month period during the term of this Lease, then, at Lessor's election, Lessee shall not have any right to cure such repeated default, the terms and conditions of the section of this Lease entitled DEFAULT hereof notwithstanding. In the event of Lessor's election not to allow a cure of a repeated default, Lessor shall have all of the rights provided for in this Lease for an uncured default.

    27.  WAIVER

    If Lessor shall institute legal or administrative proceedings against Lessee and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of Lessee's obligations to comply with any covenant, agreement or condition, nor of any of Lessor's rights hereunder. No waiver by Lessor of any breach of any covenant, condition, or agreement specified herein shall operate as an invalidation or as a continual waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or letter accompanying a check for payment of such rent be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such rent or to pursue any other remedy provided for in this Lease or in the governing law of the jurisdiction in which the Building is located. No re-entry by Lessor, and no acceptance by Lessor of keys from Lessee, shall be considered an acceptance of a surrender of the Lease.

    28.  SUBORDINATION

    This Lease is subject and subordinate to the lien of all and any mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the real estate (including the Building) of which the Demised Premises is a part, or Lessor's leasehold interest therein, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. In confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute any requisite or appropriate certificate or other document. Lessee hereby constitutes and appoints Lessor as Lessee's attorney-in-fact to execute any such certificate or other document for or on behalf of Lessee if Lessee does not execute said certificate or document within five (5) days from receipt thereof.

    Lessee agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Lessee shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser. Lessee shall also recognize such purchaser as the Lessor under this Lease. Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

    If the Building, the Demised Premises or any part respectively thereof is at any time subject to a mortgage or a deed of trust or other similar instrument and this Lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Lessee is given written notice thereof, including the post office address of such assignee, then Lessee shall not terminate this Lease for any default on the part of Lessor without first giving written notice by certified or registered mail, return receipt requested, to such Assignee, Attention: Mortgage Loan Department. The notice shall specify the default in reasonable detail, and afford such assignee a reasonable opportunity to make performance, at its election, for and on behalf of Lessor.

    29.  CONDEMNATION

    If the whole or a substantial part of the Demised Premises, or the Building shall be condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate as of the date when title vests in such governmental authority. Lessee shall have no claim against Lessor or the condemning authority for any portion of the amount of the condemnation award or settlement that may be claimed as damages by Lessee as a result of such condemnation or acquisition, or for the value of any unexpired term of the Lease. Lessee may make a separate claim against the condemning authority for a separate award for the value of any of Lessee's tangible personal property and trade fixtures, for moving and relocation expenses and for such business damages and/or consequential damages as may be allowed by law, provided the same shall not diminish Lessor's award.

    If less than a substantial part of the Demised Premises is condemned or acquired in lieu of condemnation by any governmental authority for any public or quasi-public use or purpose, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For purposes of this section, a "substantial part of the Demised Premises" shall be considered to have been taken if twenty- five percent (25%) or more of the Demised Premises are condemned or acquired in lieu of condemnation, or if less than twenty-five percent (25%) of the Demised Premises is taken and the portion of the Demised Premises taken renders the entire Demised Premises untenantable for the conduct of Lessee's business.

    If twenty-five percent (25%) or more of the Building is condemned (whether or not the Demised Premises shall have been condemned) and Lessor elects to demolish the remainder of the Building, Lessor may elect to terminate this Lease.

    30.  RULES AND REGULATIONS

    Lessee, its agents and employees shall abide by and observe the rules and regulations attached hereto as Exhibit B. Lessee, its agent and employees, shall abide by and observe such other reasonable rules and regulations from the time of actual notice as may be promulgated from time to time by Lessor for the operation and maintenance of the Building provided a copy thereof is sent to Lessee. Nothing contained in this Lease shall be construed to impose upon Lessor any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease as against any other tenant, and Lessor shall not be liable to Lessee for violation of the same by any other tenant, any other tenant's employees, agents, business invitees, licensees, customers, clients, family members or guests. Lessor shall not discriminate against Lessee in the enforcement of any rule or regulation.

    31.  RIGHT OF LESSOR TO CURE LESSEE'S DEFAULT

    If Lessee defaults in the making of any payment to any third party or in the doing of any act required to be made or done by Lessee, then Lessor may, but shall not be required to, make such payment or do such act, and the amount of the expense thereof, if made or done by Lessor, with interest thereon at the then applicable prime rate of interest per annum as fixed by The Riggs National Bank accruing from the date paid by Lessor, shall be paid by Lessee to Lessor and shall constitute additional rent hereunder due and payable by Lessee upon receipt by Lessee of a written statement of costs from Lessor. The making of such payment or the doing of such act by Lessor shall not operate to cure Lessee's default nor shall it prevent Lessor from the pursuit of any remedy to which Lessor would otherwise be entitled.

    Any installments of rent, including monthly rent, additional rent, costs of pre-occupancy tenant work, or other charges to be paid by Lessee, pursuant to this Lease, which are not paid by Lessee within ten (10) days after the same becomes due and payable, shall bear interest at the then prime rate of interest per annum as fixed by The Riggs National Bank accruing from the date such installment or payment became due and payable to the date of payment thereof by Lessee. Such interest shall constitute additional rent due and payable to Lessor by Lessee upon the date of payment of the delinquent payment referenced above.

    32.  NO PARTNERSHIP

    Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Lessor and Lessee, or to create any other relationship between the parties hereto other than that of Lessor or Lessee.

    33.  NO REPRESENTATIONS BY LESSOR

    Neither Lessor nor any agent or employee of Lessor has made any representations or promises with respect to the Demised Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Lessee except as herein set forth. Lessee, by taking possession of the Demised Premises, shall accept the same in the then "as is" condition, except for latent defects and punch list items, said items being those identified in a list delivered to Lessor within five (5) days after Lessee takes possession of the Demised Premises. Taking of possession of the Demised Premises by Lessee shall be conclusive evidence that the Demised Premises and the Building are in good and satisfactory condition at the time of such taking of possession, as provided for in Exhibit C.

    34.  BROKERS

    Lessor and Lessee each represent and warrant one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations relating to this Lease. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors. Lessor recognizes The Oliver T. Carr Company as its exclusive agent.

    35.  WAIVER OF JURY TRIAL

    Lessor and Lessee hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Lessor and Lessee hereunder, Lessee's use or occupancy of the Demised Premises, and/or any claim of injury or damage.

    36.  ENFORCEMENT OF LEASE

    In the event Lessor is required or elects to take legal action to enforce against Lessee the performance of Lessee's obligations under this Lease, then Lessee shall immediately reimburse

Lessor for all expenses, including, without limitation, reasonable attorneys' fees, incurred by Lessor in any such successful legal action.

    37.  NOTICES

    All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person, by certified mail return receipt requested, or by registered mail postage prepaid, (i) if to Lessor, c/o The Oliver T. Carr Company, Suite 900, 1700 Pennsylvania Avenue, N. W., Washington,
D. C., and (ii) if to Lessee, prior to the Commencement Date 1850 K Street N.W., Suite 500, Wash., D.C. 20006, and at the Demised Premises thereafter.
The party to receive notices and the place notices are to be sent for either Lessor or Lessee may be changed by notice given pursuant to the provisions of this section.

    38.  ESTOPPEL CERTIFICATES

    Lessee agrees, at any time and from time to time, upon not less than five
(5) days prior written notice by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and other charges hereunder have been paid by Lessee, (iii) stating whether or not, to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which Lessee may have knowledge, (iv) stating the address to which notices to Lessee should be sent and, if Lessee is a corporation, the name of its registered agent in the jurisdiction in which the Building is located, and (v) agreeing not to pay rent more than thirty (30) days in advance or to amend the Lease without the consent of the mortgage lender. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building, any prospective purchaser of the Building, any mortgagee or prospective mortgagee of the Building or of Lessor's interest, or any prospective assignee of any such mortgage.

    39.  HOLDING OVER

    In the event that Lessee shall not immediately surrender the Demised Premises on the date of expiration of the term of this Lease or any extension period thereof, Lessee shall, by virtue of this section, become a lessee by the month at the monthly rent in effect during the last month of the term of this Lease. The month to month tenancy shall commence with the first day next after the expiration of the term of this Lease. Lessee as a month to month tenant shall continue to be subject to all of the conditions and covenants of this Lease. Lessee shall give to Lessor at least thirty (30) days' written notice of any intention to quit the Demised Premises. Lessee shall be entitled to thirty

(30) days' written notice to quit the Demised Premises, except in the event of nonpayment of the monthly rent in advance, in which event Lessee shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Any notice given pursuant to this Section may be given on any day of the month, and such notice period shall commence on such a day.

    Notwithstanding the foregoing provisions of this section, in the event that Lessee shall hold over after the expiration of the term, or the Lease or extension period thereof, and if Lessor shall desire to regain possession of the Demised Premises promptly at the expiration of the term of this Lease, or extension period thereof, then at any time prior to Lessor's acceptance of rent from Lessee as a month to month tenant hereunder, Lessor, at its option, may forthwith re-enter and take possession of the Demised Premises without process, or by any legal process in force in the jurisdiction in which the Building is located. Furthermore, in the event Lessee continues to occupy the Demised Premises after the date of expiration of the term or any extension period and after receipt of written notice from Lessor that Lessor desires possession of the Demised Premises upon expiration of the term of this Lease or any extension period, Lessee hereby agrees to pay to Lessor, as a penalty but not as liquidated damages, an amount equal to twice the amount of the then applicable monthly rent including the portion of monthly rent pursuant to the section of this Lease, entitled RENTAL ESCALATION FOR INCREASES IN OPERATING EXPENSES, for each month or part of a month Lessee occupies the Demised Premises after the date of expiration of the term of this Lease or any extension period thereof.

    40.  CONTINUOUS OPERATION

    The Lessee shall keep the premises open for business during the hours of each business day generally observed by similar banking institutions in the vicinity of the Demised Premises. During such hours Lessee shall maintain access to the Demised Premises at the corner of 19th and Eye Streets and from the Building lobby.

    41.  APPROVAL OF LESSEE'S DECOR

    It is the intent of the Lessor to maintain a high quality of decor throughout the Building and, in furtherance thereof, Lessee shall submit to Lessor its plans for both exterior and interior design of the Demised Premises, including decorations, graphics and furnishings for the Demised Premises, and Lessee shall not commence construction of any exterior or interior design work prior to written approval from Lessor of Lessee's design plans, and Lessee shall not change the design, decoration or furnishings of the Demised Premises without having first obtained the written consent of Lessor.

    42.  COVENANTS OF LESSOR

    Lessor covenants that it has the right to make this Lease for the term aforesaid, and that if Lessee shall pay all rents and other payments and perform all of the covenants, terms and conditions of this Lease to be performed by Lessee, Lessee shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Demised Premises without molestation or hindrance by Lessor or any party claiming through or under Lessor.

    43.  LIEN FOR RENT

    In consideration of the mutual benefits arising under this agreement, Lessee hereby grants to Lessor, a lien on all property of Lessee now or hereafter placed in or on the premises (except such part of any property as may be exchanged, replaced, or sold from time to time in the ordinary course of business operation or trade) and such property shall be and remain subject to such lien of Lessor for payment of all rent and other sums agreed to be paid by Lessee herein. Said lien shall be in addition to and cumulative upon the Lessor's liens provided by law. Said lien shall be second in priority to the rights of the equipment Lessor under any equipment lease or the rights of the seller under any conditional sales contract.

    44.  GENDER

    Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions.

    45.  BENEFIT AND BURDEN

    The terms and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective representatives, successors and assigns. Lessor may freely and fully assign its interest hereunder.

    46.  GOVERNING LAW

    This Lease and the rights and obligations of Lessor and Lessee hereunder shall be governed by the laws of the jurisdiction in which the Building is located.

    47.  ADVERTISING AND PROMOTIONAL FUND

    Lessor may establish and administer an Advertising and Promotional Fund, the purpose of which will be to furnish and maintain advertising and promotions for the benefit of the merchants of International Square, Phases I, II, and
III. Lessor agrees that, if such Fund is established, Lessor will contribute not less than Fifteen Thousand Dollars ($15,000.00) at the commencement of the Fund and the same amount at the commencement of each calendar year thereafter. Lessee agrees that, if Lessor establishes such Fund, Lessee shall pay to the Advertising and Promotional Fund, as additional rent, an amount equal to Thirty-Five Cents ($0.35) per square foot of floor area of the Demised Premises per year, payable by Lessee in equal monthly installments with each payment of monthly rent.

    If the Fund is established, Lessee agrees to participate in all joint advertising and promotional activities sponsored by the Fund. A committee composed of a representative of Lessor and one (1) representative from each of no fewer than four (4) merchant/retail tenants of International Square shall be formed to consult with and advise Lessor on the advertising and promotional activities sponsored by the Fund.

    All monies contributed to the Fund shall be administered by Lessor and shall be used solely for the purposes of advertising and promotional services for International Square, Phases I, II, and III. If at any time after Lessor establishes the Fund, Lessor decides to terminate the Fund, Lessor may do so unilaterally. Upon termination of the Fund, Lessor's and Lessee's obligation to contribute to the Fund shall cease, and Lessor shall return to Lessee Lessee's proportionate share of any monies remaining in the Fund as of the date the Fund is terminated.

    48.  LENDER APPROVAL

    The terms and provisions of this Lease are contingent upon the consent of Lessor's construction and/or permanent lender(s).

    49.  ENTIRE AGREEMENT

    This Lease, together with Exhibits A, B, and C attached hereto and made a part hereof, contain and embody the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise between the parties not contained and embodied in said Lease and exhibits, shall be of any force and effect, and the same may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto.

    IN WITNESS WHEREOF, said Lessor has caused these presents to be signed in its name by Oliver T. Carr, Jr., Managing Venturer, and does hereby constitute and appoint Oliver T. Carr, Jr., its true and lawful Attorney-in-Fact for it and in its name as such Managing Venturer to acknowledge and deliver these presents as the act and deed of The Square 106 Associates.

    IN WITNESS WHEREOF, said Lessee has caused its corporate name to be signed hereto by its Chairman of the Board, Charles Emmett Lucey, Esq., attested to by its Secretary, and caused its seal to be affixed hereto, and does hereby appoint as its Attorney-in-Fact Charles Emmett Lucey, Esq., to acknowledge these presents as its act and deed.




                                          LESSOR:

                                          THE SQUARE 106 ASSOCIATES



                                          By: /s/ OLIVER T. CARR, JR.     (SEAL)
                                             -----------------------------
                                             Oliver T. Carr, Jr.,
                                             Managing Venturer

                                          LESSEE:

Attest:                                   CENTURY NATIONAL BANK


 /s/ ROBERT [illegible]                   By: /s/ CHARLES EMMETT LUCEY
--------------------------                   ----------------------------------
    Secretary                                     Chairman of the Board

SEAL:

                         Lessor's Notary Acknowledgment

DISTRICT OF COLUMBIA, to wit:

    I, Olivia M. Kerr, a Notary Public in and for the District of Columbia, do hereby certify that Oliver T. Carr, Jr., who is personally well known to me as the person who executed the foregoing and annexed Lease, as a Managing Venturer of The Square 106 Associates, the Lessor in sale annexed Lease, bearing date on the 14th day of January, 1982, personally appeared before me in said District and acknowledged the said Lease to be the act and deed of The Square 106 Associates.

    GIVEN under my hand and seal this 1st day of February, 1982.




                                                /s/ OLIVIA M. KERR
                                               ---------------------------
                                                   Notary Public, D.C.

My commission expires:  November 30, 1986

                        Lessee' s Notary Acknowledgment

DISTRICT OF COLUMBIA, to wit:

    I, Jane B. Shapiro, a Notary Public in and for the District of Columbia, do hereby certify that Charles Emmett Lucey, who is personally well known to me as the person named as attorney-in-fact for Lessee in the foregoing and annexed Lease, dated the 14th day of January, 1982, to acknowledge the same, personally appeared before me in said District and as attorney-in-fact as aforesaid, and by virtue of the power and authority in him vested by the aforesaid Lease, acknowledged the same to be the act and deed of Century National Bank, a corporation, and delivered the same as such.

    GIVEN under my hand and seal this 12th day of January, 1982.



                                                /s/ JANE B. SHAPIRO
                                               ---------------------------
                                                   Notary Public, D.C.


My commission expires:  June 14, 1984

                                  EXHIBIT "A"

  [This exhibit is a floor plan of the ground floor of International Square.]

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

    1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any Lessee shall not be obstructed or encumbered by any Lessee or used for any purpose other than ingress and egress to and from the demised premises and if demised premises are situated on the ground floor of the building the Lessee thereof shall, at said Lessee's own expense, keep the sidewalks and curb directly in front of said demised premises clean and free from ice and snow. Lessor shall have the right to control and operate the public portions of the Building and the facilities furnished for the common use of' the Lessees in such manner as Lessor deems best for the benefit of the Lessees generally. No Lessee shall permit the visit to the demised premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other Lessees of the entrances, corridors, elevators and other public portions or facilities of the Building.

    2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Lessor. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the demised premises, without the prior written consent of the Lessor. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

    3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Lessee on any part of the outside or inside of the demised premises or building without the prior written consent of the Lessor. In the event of the violation of the foregoing by any Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to the Lessee or Lessees violating this rule.
Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Lessee by the Lessor at the expense or such Lessee, and shall be of a size, color and style acceptable to the Lessor.

    4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules without the prior written consent or the Lessor.

    5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

    6. There shall be no marking, painting, drilling into or in any way defacing any part of the demised premises or the Building. No boring, cutting or stringing of wires shall be permitted. Lessee shall not construct, maintain, use or operate within the demised premises or elsewhere within or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system.

    7. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the premises, and no cooking shall be done or permitted by any Lessee on said premises. No Lessee shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the demised premises.

    8. No space in the building shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

    9. No Lessee shall make, or permit to be made, any unseemingly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No Lessee shall throw anything out of the doors or windows or down the corridors stairs.

    10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the demised premises.

    11. No additional locks or bulbs of any kind shall be placed upon any of the doors, or windows by any Lessee, nor shall any changes be made in existing locks or the mechanism thereof. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Each Lessee shall, upon the termination of his tenancy, restore to Lessor all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such Lessee, and in the event of the loss of any keys so furnished such Lessee shall pay to the Lessor the cost thereof.

    12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Lessor or its Agent may determine from time to time. The Lessor reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part.

    13. Any person employed by any Lessee to do janitor work within the demised premises must obtain Lessor's consent and such person shall, while in the Building and outside of said demised premises, comply with all instructions issued by the Superintendent of the Building. No

Lessee shall engage or pay any employees on the demised premises, except those actually working for such Lessee on said premises.

    14. No Lessee shall purchase spring water, ice, coffee, soft drinks, towels, or other like service, from any company or persons not approved by the Lessor.

    15. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

    16. The Lessor reserves the right to exclude from the building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Lessor may at his option require all persons admitted to or leaving the building between the hours of 6 P.M. and 8 A.M., Monday thru Saturday, Sundays and legal holidays to register. Each Lessee shall be responsible for all persons for whom he authorizes entry into or exit out of the building, and shall be liable to the Lessor for all acts of such persons.

    17. The premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

    18. Each Lessee, before closing and leaving the demised premises at any time, shall see that all windows are closed and all lights turned off.

    19. The requirements of Lessees will be attended to only upon application at the office of the building. Employees shall not perform any work or do anything outside of the regular duties, unless under special instruction from the management of the building.

    20. Canvassing, soliciting and peddling in the Building is prohibited and each Lessee shall cooperate to prevent the same.

    21. No water cooler, plumbing or electrical fixtures shall be installed by any Lessee.

    22. There shall not be used in any space, or in the public halls of the Building, either by any Lessee or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

    23. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where Lessee elects not to provide removable plates in their carpet for access into the underfloor duct system, it shall be the Lessee's responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.


    24. Mats, trash or other objects shall not be placed in the public corridors.

    25. The Lessor does not maintain or clean suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, the Lessor will arrange for the work to be done at the Lessee's expense.

    26. Drapes installed by the Lessee for their use which are visible from the exterior of the building must be approved by Lessor in writing and be cleaned by the Lessee.

    27. The Lessor will furnish and install light bulbs for the building standard flourescent or incandescent fixtures only. For special fixtures the Lessee will stock his own bulbs, which will be installed by the Lessor when so requested by the Lessee.

    28. Violation of these rules and regulations, or any amendments thereto, shall be sufficient cause for termination of this Lease at the option of the Lessor.

    29. The Lessor may, upon request by any Lessee, waive the compliance by such Lessee of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Lessor or Lessor's authorized agent,
(ii) any such waiver shall not relieve such Lessee from the obligation to comply with such rule or regulation in the future unless expressly consented to by Lessor, and (iii) no waiver granted to any Lessee shall relieve any other Lessee from the obligation of complying with the foregoing rules and regulations unless such other Lessee has received a similar waiver in writing from Lessor.

                                  EXHIBIT "C"

                       DECLARATION AS TO DATE OF DELIVERY
                        AND ACCEPTANCE OF POSSESSION OF
                                DEMISED PREMISES

    Attached to and made a part of the Lease, dated the 14th day of January, 1982, entered into by and between The Square 106 Associates, as Lessor, and Century National Bank, as Lessee.

    Lessor and Lessee do hereby declare and evidence that possession of the Demised Premises in its "as is" condition was accepted by Lessee on the 18th day of January, 1982. The Lease is now in full force and effect. For the purpose of this Lease, the Commencement Date is established as beginning on the 1st day of January, 1982. As of the date of delivery and acceptance of possession of the Demised Premises as herein set forth, there is no right of set-off against rents claimed by Lessee against Lessor.

    Lessee, if a corporation, states that its registered agent is Charles Emmett Lucey, Esquire, having an address at 1850 K Street, N.W., Suite 500, Washington, D. C. 20006, and that it is a corporation in good standing in the jurisdiction in which the Building is located.



                                           LESSOR:

                                           THE SQUARE 106 ASSOCIATES



                                           By: /s/ OLIVER T. CARR, JR.   (SEAL)
                                              ---------------------------
                                                 Oliver T. Carr, Jr.,
                                                 Managing Venturer

                                           LESSEE:

Attest:                                    CENTURY NATIONAL BANK


 /s/ ROBERT [illegible]                    By: /s/ CHARLES EMMETT LUCEY
--------------------------                    ---------------------------------
    Secretary                                      Chairman of the Board

SEAL:

                              Lease Addendum No. 1

    This Lease Addendum No. 1 is made and entered into this 14th day of March, 1984, Associates, hereinafter called "Lessor," and Century National Bank, hereinafter called "Lessee."

                              W I T N E S S E T H:

    WHEREAS, by Lease dated the 14th day of January, 1982, Lessor leased to Lessee approximately 3,895 square feet of rentable area on the ground floor of the office building situated at 1875 Eye Street, N.W., Washington, D.C. (said premises hereinafter referred to as the "Demised Premises," and said building herein-after referred to as the "Building");

    WHEREAS, Lessee desires to lease additional rentable area on the metro level of said building and Lessor agrees to lease said rentable area to Lessee;

    WHEREAS, Lessor and Lessee desire to formally reflect their understanding and agreement whereby Lessee will lease this additional rentable area from Lessor, and therefore to revise and modify the Lease accordingly, with respect to the following provisions:


    1.   Demised Premises
    2.   Term
    3.   Rent
    4.   Rental Escalation for Increases in Expenses
    5.   Lessee's Improvements
    6.   Option to Extend
    7.   Advertising and Promotional Fund
    8.   Other Terms and Provisions


    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

    1. Demised Premises. Lessee agrees to lease from Lessor, and Lessor agrees to lease to Lessee additional rentable square feet amounting to approximately 5,038 square feet of rentable area on the metro level of the Building, the additional area being identified on the floor plan attached hereto and made a part hereof as Exhibit A (said rentable area being hereinafter referred to as "Additional Demised Premises"). The Demised Premises and the Additional Demised Premises shall be collectively referred to as the "Demised Premises Expanded," and shall amount to a total rentable area of approximately 8,933 square feet.

    Lessee accepts possession of the Additional Demised Premises in its "as is" condition, as specified in Exhibit B, existing on the date possession is delivered to Lessee, without requiring any alterations, improvements, or decorations to be made by Lessor at Lessor's expense, provided that Lessor agrees to vacuum clean the carpet therein prior to the delivery of the Additional Demised Premises to Lessee.

    Lessee represents that it has thoroughly examined the Building and the Additional Demised Premises and is aware of and accepts the existing condition of the Additional Demised Premises and the Building.

    2. Term. The term of the Lease with regard to the Additional Demised Premises shall commence on March 1, 1984 (hereinafter called the "Commencement Date"), and shall be coterminous with the term of the Lease.

    In the event Lessor is unable to deliver possession of the Additional Demised Premises to Lessee by the Commencement Date, Lessor, its agents, and employees, shall not be liable or responsible for any claims, damages or liabilities arising in connection therewith or by reason thereof, nor shall Lessee be excused or released from this Lease Addendum No. 1, because of Lessor's inability to deliver the Additional Demised Premises. The Commencement Date with regard to the Additional Demised Premises shall be extended to the date Lessor delivers possession of the Additional Demised Premises, and Lessee's obligations, including rent, pursuant to this Lease Addendum No. 1 shall commence thereon.

    When Lessee accepts possession of the Additional Demised Premises, Lessor and Lessee shall execute the "Declaration as to Date of Delivery and Acceptance of Possession of Additional Demised Premises," attached hereto as Exhibit D, which shall specify the Commencement Date.

    For the purposes of this Lease Addendum No. 1, the term "Commencement Date" shall also mean any extended Commencement Date which may be established pursuant to the operation of the provisions of this section of this Lease Addendum.

    3. Rent: Monthly rent attributable to the Additional Demised Premises shall be as follows:

                                           MONTHLY RENT FOR
         PERIOD                       ADDITIONAL DEMISED PREMISES
         ------                       ---------------------------
    Month of March, 1984*                      $230.23/day
    For calendar months
        1 through 24                           ($7,137.16/mo.)

*April, 1984 is defined as "calendar month 1"

    For calendar months
         25 through 36                         ($7,976 83/mo.)

    For calendar months
         37 through 48                         ($8,816.50/mo.)

    For calendar months
         49 through 60                         ($9,656.16/mo.)

    For calendar months
         61 through 72                         ($10,495.83/mo.)

    For calendar months
         73 through 84                         ($11,335.50/mo.)

    For calendar months 85
    through the expiration
    of the initial term of
    the Lease                                  ($12,175.16/mo.)

    The obligation to pay monthly rent attributable to the Additional Demised Premises shall arise as of the Commencement Date as set forth herein.

    Notwithstanding the foregoing, provided Lessee is not in default of its obligations hereunder, Lessor agrees to forgive and abate monthly rent attributable to the Additional Demised Premises, for the first two (2) full calendar months of the initial term of the Lease, the total amount of such abatement to be equal to the sum of Fourteen Thousand Two Hundred Seventy-four and 32/100ths Dollars ($14,274.32).

    Monthly rent shall be payable as provided for in the Lease. Monthly rent shall be subject to escalation as provided in the section of the Lease entitled "RENTAL ESCALATION FOR INCREASES IN EXPENSES," as the same may be amended by this Lease Addendum. If the obligation of Lessee to pay monthly rent hereunder begins on a day other than on the first day of a calendar month, monthly rent from such date until the first day of the following calendar month shall be prorated at the rate of one-thirtieth (1/30) of the amount of monthly rent payable for the first full calendar month, for each day, payable in advance.

    4. Rental Escalation for Increases in Expenses. Lessee's obligation to pay as a part of rent for the Demised Premises, its proportionate share of the increases in operating expenses for the Building as set forth in the section of the Lease entitled "RENTAL ESCALATION FOR INCREASES IN EXPENSES" shall remain unchanged.

    In addition, Lessee shall also pay to Lessor, as a part of rent for the Additional Demised Premises, its proportionate share of the increases in operating expenses for the Building in excess of expenses incurred in calendar year 1983, such year being hereinafter referred to as the "base year."

    Lessee's obligation to pay rental escalations for increases in operating expenses attributable to the Additional Demised Premises shall begin on the Commencement Date of this Addendum and shall continue in effect for the entire term of the Lease. The proportionate share to be so paid by Lessee shall be the percentage which the total square feet of the Additional Demised Premises bears to the total square feet of all office and store space in the Building of which the Additional Demised Premises are a part, which is 1.99%, and the amount of said percentage to be paid by Lessee shall be the percentage of the calendar year said Additional Demised Premises were leased by Lessee.

    Commencing with the first day of May in calendar year 1985 and on the first day of May of each calendar year of the Lease thereafter, Lessee will pay to Lessor as additional rent attributable to the Additional Demised Premises with monthly rent, one-twelfth (1/12th) of ninety percent (90%) of Lessee's proportionate share of any increases, over the base year, of operating expenses during the prior calendar year. Lessee shall continue to make said payment monthly thereafter on the first day of each calendar month until the amount of such payment is adjusted on May 1 of the following calendar year because of increases in Lessee's proportionate share of operating expenses.

    Notwithstanding the foregoing, provided Lessee is not in default of its obligations hereunder, Lessee shall be entitled to an abatement of its obligation with respect to increases in operating expenses during calendar year 1984 in an amount equal to one-half ( 1/2) of the product of .0199 multiplied by the difference between operating expenses of the Building during calendar year 1984 and operating expenses of the Building during the base year. Within ninety (90) days after the expiration of each calendar year, a firm of certified public accountants, selected by Lessor, shall audit the books and records of Lessor and a determination shall subsequently be made by Lessor of the increases (if any) in the operating expenses of the Building for such calendar year over the operating expenses of the Building for the base year. Lessor shall submit to Lessee a statement of the aforesaid determination, including Lessee's aforesaid proportionate share of such increases. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or termination of the term of this Lease), Lessee shall pay to Lessor an amount equal to its proportionate share of the amount of the difference between the amount of the increases (if any) in operating expenses for the calendar year over the base year operating expenses, less the aggregate amount of that portion of the monthly rent paid by Lessee between May 1st and April 30th attributable to payment of increases in operating expenses. If the aggregate amount of the portion of monthly rent that represents payment for increases in operating expenses, paid by Lessee during the May 1st through April 30th period, exceeds Lessee's proportionate share of increases in operating expenses for the previous calendar year, the excess shall be credited toward the next payment of monthly rent to be paid by Lessee after Lessee receives said statement of operating expenses from Lessor. Lessee, at its expense, shall have the right at all reasonable times to audit Lessor's books and records relating to this Lease for the base year and for the last three (3) years for which payments increases in operating expenses become due. Said operating expenses shall be computed on the accrual basis.

    5. Lessee's Improvements. Lessee shall have the right to construct at its sole cost, a stairway connecting the Demised Premises with the Additional Demised Premises (said stairway hereinafter referred to as the "Improvements"). Prior to commencement of construction of the Improvements, Lessee's plans must be approved in writing by Lessor's architect and structural engineer. If Lessee installs the stairway as aforesaid, Lessee shall be entitled to and shall receive an additional abatement of monthly rent, in the amount of Thirty-five Thousand Six Hundred Eighty-five and 80/100 Dollars ($35,685.80). Such right to said abatement is conditioned upon Lessor having inspected the Improvements and confirmed that they have been constructed in accordance with the approved plans and specifications. Such abatement of monthly rent shall commence on the first day of the calendar month following such inspection.

    Provided, however, if Lessor, pursuant to the section of the Lease entitled "DEFAULT OF LESSEE," terminates the Lease prior to April 30, 1992, Lessee shall, at its sole expense, remove the Improvements and restore the Demised Premises Expanded to the condition that existed on the date possession of the Additional Demised Premises was delivered to Lessee.

    6. Option to Extend. The option to extend the terms of the Lease granted in the section of the Lease entitled "OPTION TO EXTEND" shall, by this Lease Addendum No. 1, be made applicable to the Demised Premises Expanded as a whole rather than to the Demised Premises only.

    7. Advertising and Promotional Fund. The provisions of the section of the Lease entitled "ADVERTISING AND PROMOTIONAL FUND" shall by this Lease Addendum No. 1, be made applicable to the Demised Premises Expanded as a whole rather than to the Demised Premises only.

    8. Other Terms and Provisions. All provisions of the Lease shall be fully applicable to the Additional Demised Premises and are hereby reaffirmed as if fully set forth herein. If any provision of Lease Addendum No. 1 conflicts with any provision of the Lease with regard to the Additional Demised Premises, the provisions of this Lease Addendum No. 1 shall control.

    IN WITNESS WHEREOF, said Lessor has caused this Lease Addendum No. 1 to be signed in its name by Oliver T. Carr, Jr., Managing Venturer, and does hereby constitute and appoint Oliver T. Carr, Jr., its true and lawful
Attorney-in-Fact for it and in its name as such Managing Venturer to acknowledge and deliver this Lease Addendum No. 1 as the act and deed of The Square 106 Associates.

    IN WITNESS WHEREOF, said Lessee has caused its corporate name to be signed hereto by its President, Joseph S. Bracewell, attested to by its Cashier, and its Attorney-in-Fact Joseph S. Bracewell, to acknowledge this Lease Addendum No. 1 as its act and deed.



                                           LESSOR:

                                           THE SQUARE 106 ASSOCIATES


                                           By:
                                              ---------------------------------
                                               Oliver T. Carr, Jr.
                                               Managing Venturer

                                           LESSEE:

Attest:                                    CENTURY NATIONAL BANK


By:  /s/ PAMELA MUSSENDEN                  By:  /s/ JOSEPH S. BRACEWELL
    --------------------------                ---------------------------------
    Cashier                                        President

                              Lease Addendum No. 2


         This Lease Addendum No. 2 is made and entered into this 18th day of December, 1991, by and between The Square 106 Associates, hereinafter called "Lessor," and Century National Bank, hereinafter called "Lessee."

                              W I T N E S S E T H:

         WHEREAS, by Lease dated the 14th day of January, 1982, Lessor leased to Lessee approximately 3,895 square feet of rentable area on the ground floor of the office building situated at 1875 Eye Street, N.W., Washington, D.C. (said premises hereinafter referred to as the "Demised Premises," and said building hereinafter referred to as the "Building");

         WHEREAS, by Lease Addendum No. 1 ("Lease Addendum No. 1") dated the 14th day of March, 1984, Lessor leased to Lessee additional rentable area amounting to approximately 5,038 square feet on the metro level of the Building (said Lease and Lease Addendum No. 1 hereinafter collectively referred to as the "Lease" and said additional rentable area, referred to in the Lease Addendum No. 1 as the "Additional Demised Premises," hereinafter referred to as the "Metro Level Space").

         WHEREAS, Lessee desires to lease additional rentable area on the metro level of the Building and Lessor agrees to lease said rentable area to Lessee;

         WHEREAS, Lessor and Lessee desire to formally reflect their understanding and agreement whereby Lessee will lease this additional rentable area from Lessor, and therefore to revise and modify the Lease accordingly, with respect to the following provisions:

                 1.   Demised Premises
                 2.   Term
                 3.   Rent
                 4.   Rental Escalation for Increases in Expenses
                 5.   Option to Extend
                 6.   Advertising and Promotional Fund
                 7.   Other Terms and Provisions.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1. Demised Premises. Lessee agrees to lease from Lessor, and Lessor agrees to lease to Lessee additional rentable area amounting to approximately 248 square feet of rentable area on the metro level of the Building, the additional area being identified on the floor plan attached hereto and made a part hereof as Exhibit A (said additional area hereinafter referred to as the "Additional Metro Level Space"). The Metro Level Space and the Additional Metro Level Space shall be collectively referred to as the "Metro Level Space Expanded," and shall amount to a total rentable area of approximately 5,286 square feet. The Demised Premises and the Metro Level Space Expanded shall be collectively referred to as the "Demised Premises Enlarged" and shall amount to a total rentable area of approximately 9,181 square feet.

         Lessee accepts possession of the Additional Metro Level Space in its "as is" condition, as specified in Exhibit B, existing on the date possession is delivered to Lessee, without requiring any alterations, improvements, or decorations to be made by Lessor at Lessor's expense.

         Lessee represents that it has thoroughly examined the Additional Metro Level Space and is aware of and accepts the existing condition of the Additional Metro Level Space.

         2. Term. The term of the Lease with regard to the Additional Metro Level Space shall commence on September 1, 1984 (hereinafter referred to as the "Commencement Date"), and shall be coterminous with the term of the Lease.

         3. Rent. For purposes of determining Monthly Rent attributable to the Metro Level Space Expanded, April, 1984 is defined as "calendar Month 1" (as set forth in the Lease Addendum No. 1). Monthly rent attributable to the Metro Level Space Expanded shall be as follows:

                                                   MONTHLY RENT FOR THE
         PERIOD                                    METRO LEVEL SPACE EXPANDED
         ------                                    --------------------------
         For calendar months
                 6 through 24                            ($7,488.50/mo.)

         For calendar months
                 25 through 36                           ($8,369.50/mo.)

         For calendar months
                 37 through 48                           ($9,250.50/mo.)

         For calendar months
                 49 through 60                           (10,131.50/mo.)

         For calendar months
                 61 through 72                           ($11,012.50/mo.)

         For calendar months
                 73 through 84                           ($11,893.50/mo.)

         For calendar months 85
         through the expiration
         of the initial term of
         the Lease                                       ($12,774.50/mo.)

The obligation to pay monthly rent attributable to the Metro Level Space Expanded shall arise as of the Commencement Date of the term with regard to the Additional Metro Level Space. Monthly rent attributable to the Metro Level Space Expanded shall be payable as provided for in the Lease and shall be subject to escalation as provided in the section of the Lease entitled, "RENTAL ESCALATION FOR INCREASES IN EXPENSES," as the same may be amended by this Lease Addendum No. 2.

         Pursuant to the section of the Lease Addendum No. 1 entitled, "Lessee's Improvements," Lessor recognizes that Lessee has installed a stairway connecting the Demised Premises with the Metro Level Space. Pursuant to said same section of the Lease Addendum No. 1, Lessor hereby agrees to abate and forgive the payment of monthly rent for the Metro Level Space Expanded for the months of June, July, August, September and October of 1985, in the amount of Thirty-Five Thousand Six Hundred Eighty-Five and 80/100ths Dollars ($35,685.80), plus an additional abatement of One Thousand Seven Hundred Fifty-Six and 70/100ths Dollars ($1,756.70), reflecting the addition of the Additional Metro Level Space, for a total abatement of Thirty-Seven Thousand Four Hundred Forty Two and 50/100ths Dollars ($37,442.50) .

         4. Rental Escalation for Increases in Expenses. Lessee's obligation to pay as a part of rent for the Demised Premises, its proportionate share of the increases in operating expenses for the Building as set forth in the section of the Lease entitled, "RENTAL ESCALATION FOR INCREASES IN EXPENSES" shall remain unchanged.

         With the addition to the Metro Level Space of the Additional Metro Level Space, Lessee's share of increases in operating expenses, as set forth in the section of the Lease Addendum No. 1 entitled "Rental Escalation for Increases in Expenses," shall be increased from 1.99% to 2.09%, payable in accordance with said same section of the Lease Addendum No. 1. Said increase in the percentage of Lessee's share of increases in Operating Expenses shall become effective as of the Commencement Date of the term with regard to the Additional Metro Level Space, and Lessee's share of increases in Operating Expenses for calendar year 1984 shall be calculated accordingly.

         5. Option to Extend. The option to extend the term of the Lease granted in the section of the Lease entitled, "OPTION TO EXTEND," shall, by this Lease Addendum No. 2, be made applicable to the Demised Premises Enlarged.

         7. Advertising and Promotional Fund. The provisions of the section of the Lease entitled, "ADVERTISING AND PROMOTIONAL FUND," shall, by this Lease Addendum No. 2, be made applicable to the Demised Premises Enlarged.

         8. Other Terms and Provisions. All provisions of the Lease shall be fully applicable to the Additional Metro Level Space and are hereby reaffirmed as if fully set forth herein. If any provision of this Lease Addendum No. 2 conflicts with any provision of the Lease with regard to the Additional Metro Level, Space, the provision of this Lease Addendum No. 2 shall control.

         IN WITNESS WHEREOF, said Lessor has caused this Lease Addendum No. 2 to be signed in its name by Oliver T. Carr, Jr., Managing Venturer, to acknowledge and deliver this Lease Addendum No. 2 as the act and deed of The Square 106 Associates.

         IN WITNESS WHEREOF, said Lessee has caused its corporate name to be signed hereto by its President, Joseph S. Bracewell, attested to by its Secretary, to acknowledge this Lease Addendum No. 2 as its act and deed.





*Lessor and Lessee acknowledge and agree that prior to the date of this Lease Addendum No. 2 Lessor and Lessee have abided by the terms and conditions hereof and fully performed their respective obligations accruing hereunder prior to the date hereof.

                                        LESSOR:

                                        THE SQUARE 106 ASSOCIATES


                                        By:  /s/ OLIVER T. CARR, JR.    (SEAL)
                                             ---------------------------
                                                 Oliver T. Carr, Jr.
                                                 Managing Venturer

                         Lessor's Notary Acknowledgment

DISTRICT OF COLUMBIA, to wit:

         I, Olivia M. Kerr, a Notary Public in and for the District of Columbia, do hereby certify that Oliver T. Carr, Jr., who is personally well known to me as the person who executed the foregoing and annexed Lease Addendum No. 2, as Managing Venturer of The Square 106 Associates, Lessor in said annexed Lease Addendum No. 2, bearing date on the 18th day of December, 1991, personally appeared before me in said District and acknowledged said Lease Addendum No. 2 to be the act and deed of The Square 106 Associates and delivered the same as such.

         GIVEN under my hand and seal this 6th day of January 1992.


                                        /s/ OLIVIA M. KERR
                                        --------------------------------
                                        Notary Public, D .C.

My commission expires:  November 30, 1996


                                        LESSEE:

Attest:                                 CENTURY NATIONAL BANK


/s/ ROSEMARY DEMARK                     By:  /s/ JOSEPH S. BRACEWELL
-----------------------                      ---------------------------
       Secretary                                      Chairman

    (Corporate Seal)


                         Lessee's Notary Acknowledgment

DISTRICT OF COLUMBIA, to wit:

         I, Maria Lina Gonzalez, a Notary Public in and for the District of Columbia, do hereby certify that Joseph S. Bracewell who is personally well known to me to be the person who executed the foregoing and annexed Lease Addendum No. 2, dated the 18th day of December, 1991, to acknowledge the same, personally appeared before me in said District and acknowledged the same to be the act and deed of Century National Bank and delivered the same as such.

         GIVEN under my hand and seal this 18th day of December, 1991.


                                        /s/ MARIA LINA GONZALEZ
                                        --------------------------------
                                            Notary Public, D.C.

    My commission expires:  May 14, 1994

                                  EXHIBIT "B"

                      LEASE ADDENDUM NO. 2 BY AND BETWEEN
              THE SQUARE 106 ASSOCIATES AND CENTURY NATIONAL BANK

         Pre-occupancy Tenant Work to be provided by and at the expense of Lessor and included within the monthly rent:

                                     (NONE)

         Lessee accepts possession of the Additional Metro Level Space in its "as is" condition existing on the date possession is delivered to Lessee, without requiring any alterations, improvements, or decorations to be made by Lessor at Lessor's expense.

                              LEASE ADDENDUM NO. 3

    THIS LEASE ADDENDUM NO. 3 is made and entered into this 12th day of February, 1992, by and between The Square 106 Associates, a District of Columbia joint venture, hereinafter called "Lessor," and Century Bancshares, Inc., a Delaware corporation, hereinafter called "Lessee."

                              W I T N E S S E T H:

    WHEREAS, by Lease dated the 14th day of January, 1982, Lessor leased to Century National Bank ("Century Bank"), Lessee's predecessor-in-interest, approximately 3,895 square feet of rentable area on the ground floor of the office building situated at 1875 Eye Street, N.W., Washington, D.C., 20006 (said premises hereinafter referred to as the "Ground Floor Demised Premises," and said building hereinafter referred to as the "Building");

    WHEREAS, by Lease Addendum No. 1 dated the 14th day of March, 1984, Lessor leased to Century Bank additional rentable area in the Building comprising approximately 5,038 square feet of rentable area on the metro level of the Building;

    WHEREAS, by Lease Addendum No. 2 dated the 18th day of December, 1991, Lessor leased to Century Bank approximately 248 square feet of additional rentable area on the metro level of the Building (said Lease, Lease Addendum No. 1 and Lease Addendum No. 2 hereinafter collectively referred to as the "Lease");

    WHEREAS, the rentable area on the metro level of the Building is hereinafter collectively referred to as the "Metro Level Demised Premises," and shall amount to a total rentable area of five thousand two hundred eighty-six (5,286) square feet, and the Metro Level Demised Premises and the Ground Floor Demised Premises are hereinafter collectively referred to as the "Demised Premises," and shall amount to a total rentable area of nine thousand one hundred eighty-one (9,181) square feet;

    WHEREAS, Lessee is the successor by merger to Century Bank, and Lessee has assumed all of Century Bank's interest, rights and obligations under the Lease;

    WHEREAS, Lessee desires to extend the term of the Lease, and Lessor and Lessee have agreed upon the terms and conditions whereby the term of the Lease shall be extended; and

    WHEREAS, Lessor and Lessee desire to reflect formally their understanding and agreement whereby the term of the Lease shall be extended, and therefore to revise and modify the Lease accordingly, with respect to the following provisions:

    1.   Term;
    2.   Use;
    3.   Rent;
    4.   Rental Escalation for Increases in Expenses;
    5.   Option to Extend;
    6.   Options to Extend;
    7.   Option to Expand;
    8.   Alterations;
    9.   Brokers;
    10.  Advertising and Promotional Fund; and
    11.  Other Terms and Provisions.


    NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereto do hereby mutually agree as follows:

    1.   Term.

    (A) Subject to and upon the covenants, agreements and conditions of Lessor and Lessee set forth in the Lease and this Lease Addendum No. 3, the term of the Lease with respect to the Ground Floor Demised Premises shall be extended for a period of ten (10) years commencing on May 1, 1992 (hereinafter the "Extension Commencement Date") and expiring on the 30th day of April, 2002. Such period shall hereinafter be referred to as "Ground Floor Extension Period 1." In connection therewith, Lessor shall not be obligated to perform any alterations, improvements or decorations to the Ground Floor Demised Premises.

    (B) Subject to and upon the covenants, agreements and conditions of Lessor and Lessee set forth in the Lease and this Lease Addendum No. 3, the term of the Lease with respect to the Metro Level Demised Premises shall be extended for a period of five (5) years commencing on the Extension Commencement Date and expiring on the 30th day of April, 1997. Said period shall hereinafter be referred to as "Metro Level Extension Period 1." In connection therewith, Lessor shall not be obligated to perform any alterations, improvements or decorations to the Metro Level Demised Premises.

    2.   Use.

    Lessee may use and occupy the Metro Level Demised Premises for general office purposes in addition to the use allowed within such space pursuant to the section of the Lease entitled "USE."

    3.   Rent.

    (A) The monthly rent for the Ground Floor Demised Premises (hereinafter "Ground Floor Monthly Rent") as of the Extension Commencement Date, which Lessee hereby agrees to pay monthly in advance to Lessor and Lessor hereby agrees to accept, shall be as follows:

    Period                                             Monthly Rent
    ------                                             ------------
    May 1, 1992 through April 30, 1997                 ($12,496.46)

    May 1, 1997 through April 30, 2002                 ($14,119.38)

         Ground Floor Monthly Rent as specified above shall be payable in accordance with the payment of monthly rent for the Demised Premises pursuant to the terms of the section of the Lease entitled "RENT"; provided, however, Lessor agrees to forgive and abate the payment of Ground Floor Monthly Rent for the first three (3) full calendar months of Ground Floor Extension Period 1.

    (B) The monthly rent for the Metro Level Demised Premises (hereinafter "Metro Level Monthly Rent") as of the Extension Commencement Date, which Lessee hereby agrees to pay monthly in advance to Lessor and Lessor hereby agrees to accept, shall be as follows:


    Period                                      Monthly Rent
    ------                                      ------------
    May 1, 1992 through April 30, 1997          ($10,131.50)


         Metro Level Monthly Rent as specified above shall be payable in accordance with the payment of monthly rent for the Demised Premises pursuant to the terms of the section of the Lease entitled "RENT," provided however, Lessor agrees to forgive and abate the payment of Metro Level Monthly Rent for the first five (5) full calendar months of Metro Level Extension Period 1.

    (C) Ground Floor Monthly Rent and Metro Level Monthly Rent are hereinafter referred to collectively as "Monthly Rent," and all references to monthly rent in the Lease shall be applicable to Ground Floor Monthly Rent and Metro Level Monthly Rent. In addition to the payment of Monthly Rent, Lessee shall make payments toward additional rent provided for in the paragraph of this Lease Addendum No. 3 entitled "Rental Escalation for Increases In Expenses."

    4.   Rental Escalation for Increases in Expenses.

    (A) Prior to the Extension Commencement Date, Lessee shall continue to pay additional rent to Lessor pursuant to the section of the Lease entitled "RENTAL ESCALATION FOR INCREASES IN EXPENSES."

    (B) As of the Extension Commencement Date, the provisions of the section of the Lease entitled "RENTAL ESCALATION FOR INCREASES IN EXPENSES" shall not apply to the leasing of the Demised Premises from and after the Extension Commencement Date, and in lieu thereof, the following provisions shall apply to the leasing of the Demised Premises from and after the Extension Commencement
Date:

         "(A) If the Operating Expenses (as defined below) of the Building increase during any calendar year after calendar year 1992 (hereafter called the "Base Year"), Lessee shall pay to Lessor, as additional rent, Lessee's proportionate share of the increase in such Operating Expenses. Lessee's proportionate share shall be the percentage which the total square feet of the Demised Premises bears to the total square feet of all office and retail rentable areas in the Building, which percentage as of the date of the Extension Commencement Date (as defined in the Lease Addendum No. 3) is 3.62%. The amount of such percentage to be paid by Lessee for any calendar year shall be prorated by the percentage of the calendar year the Demised Premises (or any portion thereof) were leased by Lessee.

         (B) The term "Operating Expenses" shall mean (i) any and all expenses, charges and fees incurred in connection with managing, operating, maintaining, servicing, insuring and repairing the Building, atrium (if any) and related exterior appurtenances; and (ii) real estate taxes and ad valorem taxes, surcharges, special assessments and impositions, general and special, ordinary and extraordinary, foreseen or unforeseen, of any kind levied against the Building or land upon which the Building is located, or in connection with the use thereof (collectively, "Real Estate Taxes").
    Any transit, personal property, sales, rental, use, gross receipts and occupancy tax and other similar charges levied upon Lessor shall also be deemed Real Estate Taxes included in Operating Expenses. Lessor represents that the current management fee for the Building is two percent (2%) of the gross income of the Building. Operating Expenses shall not include (a) the cost and expenses of capital improvements (except the costs and expenses of capital improvements reasonably intended to reduce Operating Expenses or required by public authorities to bring the Building in compliance with applicable laws or regulations, with the costs and expenses of those improvements being amortized over the useful life of those improvements and with only the amortized amount of the costs and expenses of those improvements attributable to a calendar year being an element of Operating Expenses in that particular calendar year), of the cleaning contract as it relates to office suites, of cleaning supplies to the extent used for office suites, of the elevator maintenance contracts, of electricity to the extent supplied to office suites, of water to the extent supplied to office suites, of electrical, HVAC, plumbing, electronic access control and mechanical supplies and repairs to the extent supplied to office suites and painting or decoration of other than public and common areas of the Building, (b) interest and amortization of mortgages or other debt of Lessor not resulting from an incurred Operating Expense, (c) ground rent (if any), (d) depreciation of the Building, (e) compensation paid to officers or executives of Lessor or Agent, (f) leasing commissions, costs and other expenses, including attorney's fees, incurred in connection with negotiating leases with tenants, other occupants or potential occupants of the Building (including Lessee), (g) income or franchise taxes or other such taxes imposed or measured by Lessor's income from the operation of the Building, (h) all costs for which Lessor is reimbursed from any source other than by tenants of the Building under a method or provision similar or substantially similar to the pro rata provisions of this Lease relating to Operating Expenses, (i) expenses or costs incurred by Lessor resulting from the violation by Lessor, or by any tenant of the Building other than Lessee, of the terms and conditions of any lease or other rental arrangement for space within the Building, but only to the extent that the expenses and costs incurred to cure such violation would not otherwise be deemed Operating Expenses, (j) advertising and promotional expenses incurred during the leasing or any sale of the Building or an interest therein and (k) any fines or penalties incurred due to violations by Lessor or any tenant in the Building other than Lessee of any federal, state or local law, statute or ordinance, or any rule, regulation, judgment or decree of any governmental rule or authority, (1) costs for artwork displayed in the Building, (m) the cost of utilities to tenants which are separately metered for such utilities and expenses attributable solely to tenants in the food court of the Building, and (n) general overhead and administrative expenses of Lessor, except expenses incurred in the operation of the property management office and related facilities serving the Building (which office and facilities do not include the corporate offices of Lessor's Agent).

    (C) Lessor shall notify Lessee prior to the beginning of calendar year 1993 and each calendar year thereafter of Lessor's reasonable estimate of the amount of Operating Expenses (the "Estimated Operating Expenses") that Lessor likely will incur for the Building during the coming calendar year, and pursuant to paragraph (D) hereof, shall advise Lessee of the amount of its Estimated Payments for the coming calendar year.

    (D) Lessee shall pay to Lessor, as additional rent, an amount equal to one-twelfth (1/12th) of Lessee's proportionate share of the increases in Estimated Operating Expenses over the Operating Expenses for the Base Year (the "Estimated Payment"). Lessee shall make its first Estimated Payment on the first day of January following the Extension Commencement Date. Thereafter, Lessee shall make its Estimated Payment on the first day of each calendar month. Lessee shall pay the same amount of the Estimated Payment until the amount is adjusted, effective the next succeeding January 1, based upon Lessor's determination of the Estimated Operating Expenses for the following calendar year.

    (E) Within ninety (90) days after the expiration of each calendar year (including the calendar years in which the Extension Commencement Date and expiration or earlier termination of the Lease occurs), a firm of certified public accountants selected by Lessor, shall audit Lessor's books and records for the Building. Thereafter, Lessor shall determine any increase in the Operating Expenses for such calendar year over the Operating Expenses for the Base Year. The Operating Expenses for each calendar year (including the Base
Year) shall be those actually incurred; provided, however, that if the Building was not at least eighty-five percent (85%) occupied during the entire calendar year, then only those Operating Expenses that vary according to the occupancy of the Building shall be adjusted to project the Operating Expenses as if the Building were eighty-five percent (85%) occupied.

    (F) Lessor shall submit to Lessee a statement setting forth Lessor's determination of (i) any increases in Operating Expenses over the Operating Expenses for the Base Year; (ii) Lessee's proportionate share of such increases; and (iii) Lessee's net obligation for such Operating Expenses for the calendar year ("Lessee's Net Obligation") which reflects the credit of Lessee's Estimated Payments during the prior calendar year. Lessor shall endeavor to provide Lessee with such statement no later than April 15th during each applicable calendar year, but in any event Lessor shall deliver such statement no later than December 31 of such calendar year. Within thirty (30) days after the delivery of such statement (including any statement delivered after the expiration or earlier termination of the Lease), Lessee shall pay Lessor the full stated amount of Lessee's Net Obligation. If the aggregate amount of Lessee's Estimated Payments during the prior calendar year exceeds Lessee's proportionate share of the increases in Operating Expenses, the excess, at Lessor's option, shall be refunded to Lessee or credited to Lessee's next Estimated Payment(s) or payment(s) of Monthly Rent, until such excess is fully refunded to Lessee. Upon Lessee's written request, Lessor agrees to provide Lessee with a line-item statement of the Operating Expenses for the Building for the current calendar year.

    (G) Lessee, at its expense, may, at reasonable times, audit Lessor's books and records for the Building relating to Lessor's determination of any increase or decrease in the Operating Expenses for (i) the calendar year for which Lessor's current determination is being made, (ii) the two (2) prior calendar years, and (iii) the Base Year. In the event that a review performed by an independent, certified public accounting firm employed by Lessee for such calendar year shows that Lessee has made an overpayment of its proportionate share of Operating Expenses (after the annual reconciliation set forth in paragraph (F) above) then such report shall be reviewed by Lessor and its accountants. If after reviewing both reports, Lessor and Lessee disagree with each other's reports, then the respective accounting firms of Lessor and Lessee shall meet to resolve any mathematical discrepancies between the respective reports and any difference in classification of costs and expenses as properly and appropriately included as Operating Expenses in that calendar year. The resolution of the two auditors or accountants shall be binding upon the parties. In no event shall any interpretation of any provision of this Lease by either or both accounting firms be binding upon Lessor or Lessee. In the event the resolution shows any overpayment, Lessor shall refund the overpayment within thirty (30) days thereafter. In the event such resolution shows that Lessor has overstated the aggregate amount of Operating Expenses by five percent (5%) or more, Lessor shall along with the refund reimburse Lessee for the reasonable and necessary accounting fees Lessee incurred in its review, to the extent such costs do not exceed the amount of the overpayment. Lessor shall compute the Operating Expenses on the accrual basis.

    5.   Option to Extend.

    The section of the Lease entitled "OPTION TO EXTEND" is hereby deleted in its entirety.

    6.   Options to Extend.

    (A) With regard to the Metro Level Demised Premises, Lessor grants to Lessee three (3) consecutive options to extend the term of the Lease, each option being for a period of five (5) years, as set forth below, provided Lessee exercises each such option as set forth below, and provided further that Lessee is not in default under the Lease beyond any applicable notice and cure period either on the date Lessee notifies Lessor of its intent to exercise the applicable option or at any time thereafter up to and including the date upon which the applicable extension period is to commence. The extension periods shall be from May 1, 1997 through April 30, 2002 ("Metro Level Extension Period 2"); from May 1, 2002 through April 30, 2007 ("Metro Level Extension Period 3"); and from May 1, 2007 through April 30, 2012 ("Metro Level Extension Period 4"). Each such five (5) year period may also be hereinafter called "Metro Level Extension Period."

    Lessee may exercise each such option to extend only by serving on Lessor, no later than fourteen (14) months, nor earlier than twenty (20) months, prior to the commencement of each applicable Metro Level Extension Period, written notice of Lessee's intent to exercise the then applicable option to extend.

    The Metro Level Monthly Rent for Metro Level Extension Period 2 shall be equal to one twelfth (1/12th) of the product of (i) the number of square feet of rentable area comprising the Metro Level Demised Premises, times (ii) Twenty-Eight and 00/100ths Dollars ($28.00). Metro Level Monthly Rent for the first four (4) full calendar months of Metro Level Extension Period 2 shall be forgiven and abated.

    The Metro Level Monthly Rent for Metro Level Extension Period 3 and for Metro Level Extension Period 4 shall each be determined by the mutual agreement of Lessor and Lessee within sixty (60) days after the date Lessor receives Lessee's notice of its election to extend the term of the Lease for the applicable Metro Level Extension Period. The Metro Level Monthly Rent for each such Metro Level Extension Period shall be based upon the Market Rent (as hereafter defined) for the Metro Level Demised Premises. However, the Metro Level Monthly Rent for Metro Level Extension Period 3 shall be no less than the Metro Level Monthly Rent in effect during April 2002; and the Metro Level Monthly Rent for Metro Level Extension Period 4 shall be no less than the Metro Level Monthly Rent in effect during April 2007.

    If Lessor and Lessee are unable to agree within the applicable sixty (60) day period upon the Market Rent for the Metro Level Demised Premises in order to determine the Metro Level Monthly Rent for the applicable Metro Level Extension Period, then the Market Rent (upon which the Metro Level Monthly Rent for the applicable Metro Level Extension Period will be based) shall be determined by a board of three (3) licensed real estate brokers. Lessor and Lessee shall each appoint one (1) broker within ten (10) days after expiration of the sixty (60) day period, or sooner if mutually agreed upon. The two so appointed shall select a third within fifteen (15) days after they both have been appointed. Each broker on said board shall be licensed in the District of Columbia as a Real Estate Broker, specializing in the field of commercial leasing in the central business district having no less than ten (10) years experience in such field, and recognized as ethical and reputable within his or her field.

    Each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of Market Rent. Market Rent shall be the mean of the two (2) closest rental rate determinations (or the middle of the three if there are no two closest determinations), and the Metro Level Monthly Rent for the applicable Metro Level Extension Period shall be based upon the Market Rent as so determined by the brokers; provided, however, if the Market Rate determination produces a Metro Level Monthly Rent for Metro Level Extension Period 3 less than the Metro Level Monthly Rent in effect for April 2002, then the Metro Level Monthly Rent for Metro Level Extension Period 3 shall be the Metro Level Monthly Rent in effect for April 2002; and provided further, that if the Market Rent determination produces a Metro Level Monthly Rent for Metro Level Extension Period 4 less than the Metro Level Monthly Rent in effect during April 2007, then the Metro Level Monthly Rent for Metro Level Extension Period 4 shall be the Metro Level Monthly Rent in effect for April 2007.

    "Market Rent" shall mean the effective base rent (i.e. taking into account any tenant concessions which may be in the marketplace, such as, but not limited to, rent abatements and improvement allowances) that would be received by landlords reletting space in renewal transactions of quality, size and location comparable to the Metro Level Demised Premises, in comparable buildings in the central business district of the District of Columbia for a comparable term commencing on or about the date of the commencement of the applicable Metro Level Extension Period, adjusted to reflect that the provisions of the section of this Lease Addendum No. 3 entitled "Rental Escalation for Increases in Expenses" shall continue uninterrupted and without modification and that Metro Level Monthly Rent shall not be adjusted during the applicable Metro Level Extension Period.

    If the Market Rent for any Metro Level Extension Period, determined in accordance with this section of this Lease Addendum No. 3, is less than the Metro Level Monthly Rent in effect for the month of April immediately preceding the commencement of the applicable Metro Level Extension Period, Lessee shall have the right, at its sole option, to terminate the Lease with regard to the Metro Level Demised Premises. To exercise this termination option, Lessee shall serve on Lessor written notice of its election to exercise such termination option no later than thirty (30) days following the receipt of the brokers' determination of Market Rent for the applicable Metro Level Extension Period pursuant to this section. If Lessee exercises its option to terminate the Lease with regard to the Metro Level Demised Premises as aforesaid, then notwithstanding anything contained in the Lease or herein to the contrary, the Lease with regard to the Metro Level Demised Premises shall terminate and become of no further force or effect on the later of (i) the then applicable expiration date of the Lease with respect to the Metro Level Demised Premises, or (ii) the date ("Revised Metro Level Expiration Date") which is the last day of the twelfth month following the date Lessee serves Lessor with such notice, except as to obligations of Lessee accruing in each case on or before such expiration date which shall remain obligations of Lessee until satisfied. If the Revised Metro Level Expiration Date becomes the effective date of expiration of the term of the Lease with respect to the Metro Level Demised Premises, the term of the Lease with regard to the Metro Level Demised Premises shall automatically be extended for a period commencing on the date the term would have expired ("Original Metro Level Expiration Date") but for this paragraph, and expiring on the Revised Metro Level Expiration Date (such period called the "Limited Metro Level Extension Period"), and all of the terms, covenants and conditions of the Lease and this Lease Addendum No. 3 shall remain in full force and effect, except that the Metro Level Monthly Rent for the Limited Metro Level Extension Period shall equal the Metro Level Monthly Rent in effect during the last full calendar month immediately preceding the commencement of the Limited Metro Level Extension Period. The Lease with regard to the Ground Floor Demised Premises shall be unaffected by any such termination and shall continue in full force and effect.

    (B) With regard to the Ground Floor Demised Premises, Lessor grants to Lessee two (2) consecutive options to extend the term of the Lease, each option being for a period of five (5) years, as set forth below, provided Lessee exercises each such option as set forth below, and provided further that Lessee is not in default under the Lease beyond any applicable notice and cure period either on the date Lessee notifies Lessor of its intent to exercise the applicable option or at any time thereafter up to and including the date upon which the applicable extension period is to commence. The extension periods shall be from May 1, 2002 through April 30, 2007 ("Ground Floor Extension Period 2"); and from May 1, 2007 through April 30, 2012 ("Ground Floor Extension Period 3"). Each such five (5) year period may also be called "Ground Floor Extension Period."

    Lessee may exercise each such option to extend only by serving on Lessor, no later than fourteen (14) months, nor earlier than twenty (20) months, prior to the commencement of each applicable Ground Floor Extension Period, written notice of Lessor's intent to exercise the then applicable option to extend.

    The Ground Floor Monthly Rent for Ground Floor Extension Period 2 and for Ground Floor Extension Period 3 shall each be determined by the mutual agreement of Lessor and Lessee within sixty (60) days after the date Lessor receives Lessee's notice of its election to extend the term of the Lease for the applicable Ground Floor Extension Period. The Ground Floor Monthly Rent for each such Ground Floor Extension Period shall be based upon the Market Rent (as hereafter defined) for Ground Floor Demised Premises. However, the Ground Floor Monthly Rent for Ground Floor Extension Period 2 shall be no less then the Ground Floor Monthly Rent in effect during April 2002; and the Ground Floor Monthly Rent for Ground Floor Extension Period 3 shall be no less than the Ground Floor Monthly Rent in effect during April, 2007.

    If Lessor and Lessee are unable to agree within the applicable sixty (60) day period upon the Market Rent for the Ground Floor Demised Premises in order to determine the Ground Floor Monthly Rent for the applicable Ground Floor Extension Period, then the Market Rent (upon which the Ground Floor Monthly Rent for the applicable Ground Floor Extension Period will be based) shall be determined by a board of three (3) licensed real estate brokers. Lessor and Lessee shall each appoint one (1) broker within ten (10) days after expiration of the sixty (60) day period, or sooner if mutually agreed upon. The two so appointed shall select a third within fifteen (15) days after they both have been appointed. Each broker on said board shall be licensed in the District of Columbia as a Real Estate Broker, specializing in the field of commercial leasing in the central business district having no less than ten (10) years experience in such field, and recognized as ethical and reputable within his or her field. Each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of Market Rent. Market Rent shall be the mean of the two (2) closest rental rate determinations (or the middle of the three if there are no two (2) closest determinations), and the Ground Floor Monthly Rent for the applicable Ground Floor Extension

Period shall be based upon the Market Rent as so determined by the brokers; provided, however, if the Market Rent determination produces a Ground Floor Monthly Rent for Ground Floor Extension Period 2 less than the round Floor Monthly Rent in effect for April 2002, then the Ground Floor Monthly Rent for Ground Floor Extension Period 2 shall be the Ground Floor Monthly Rent in effect for April, 2002; and provided further, that if the Market Rent determination produces a Ground Floor Monthly Rent for Ground Floor Extension Period 3 less than the Ground Floor Monthly Rent in effect during April 2007, then the Ground Floor Monthly Rent for Ground Floor Extension Period 3 shall be the Ground Floor Monthly Rent in effect for April 2007.

    "Market Rent" shall mean the effective base rent (i.e. taking into account any tenant concessions which may be in the marketplace, such as, but not limited to, rent abatements and improvement allowances) that would be received by landlords reletting space in renewal transactions of quality, size and location comparable to the Ground Floor Demised Premises, in comparable buildings in the central business district of the District of Columbia for a comparable term commencing on or about the date of the commencement of the applicable Ground Floor Extension Period, adjusted to reflect that the provisions of the section of this Lease Addendum No. 3 entitled "Rental Escalation for Increases in Expenses" shall continue uninterrupted and without modification and that Ground Floor Monthly Rent shall not be adjusted during the applicable Ground Floor Extension Period.

    If the Market Rent for any Ground Floor Extension Period, determined in accordance with this section of this Lease Addendum No. 3, is less than the Ground Floor Monthly Rent in effect for the month of April immediately preceding the commencement of the next applicable Ground Floor Extension Period, Lessee shall have the right, at its sole option, to terminate the Lease for the Demised Premises. To exercise this termination option, Lessee shall serve on Lessor written notice of its election to exercise such termination option no later than thirty (30) days following the receipt of the brokers' determination of Market Rent for the applicable Ground Floor Extension Period pursuant to this section. If Lessee exercises its option to terminate the Lease as aforesaid, then notwithstanding anything contained in the Lease or herein to the contrary, the Lease shall terminate and become of no further force or effect on the later of (i) the then applicable expiration date of the Lease, or (ii) the date ("Revised Expiration Date") which is the last day of the twelfth month following the date Lessee serves Lessor with such notice, except as to obligations of Lessee accruing in each case on or before each expiration date which shall remain obligations of Lessee until satisfied. If the Revised Expiration Date becomes the effective date of expiration of the term of the Lease, the term of the Lease shall automatically be extended for a period commencing on the date the term would have expired ("Original Expiration Date") but for this paragraph, and expiring on the Revised Expiration Date (such period called the "Limited Extension Period"), and all of the terms, covenants and conditions of the Lease and this Lease Addendum No. 3 shall remain in full force and effect, except that the Ground Floor Monthly Rent and the Metro Level Monthly Rent (if applicable) for the Limited Extension Period shall equal the Ground Floor Monthly Rent and the Metro Level Monthly Rent, respectively, in effect during the last full calendar month immediately preceding the commencement of the Limited Extension Period.

    (C) Lessee's exercise of any option for any Metro Level Extension Period shall not be a condition precedent to Lessee's right to exercise its option to extend the term of the Lease for any Ground Floor Extension Period. If Lessee fails to exercise timely or properly, or elects not to exercise its option to extend the Lease for any Metro Level Extension Period, then from and after the expiration of the term of the Lease for the Metro Level Demised Premises, (i) the Demised Premises shall consist solely of the Ground Floor Demised Premises,
(ii) Lessee's proportionate share of increases in Operating Expenses payable by Lessee pursuant to the section of this Lease Addendum No. 3 entitled "Rental Escalation for Increases in Expenses" shall be 1.53%, and (iii) Lessee shall have no further rights to lease from Lessor, and Lessor shall have no further obligations to lease to Lessee, the Metro Level Demised Premises.

    If Lessee fails to exercise timely or properly, or elects not to exercise its option to extend for any Ground Floor Extension Period, Lessee shall have no option to extend the term of the Lease for the Demised Premises, and Lessee shall have no further rights to lease the Demised Premises from Lessor, and Lessor shall have no further obligations to lease to Lessee the Demised Premises after the expiration of the then applicable term of the Lease.

    (D) Additional rent for Operating Expenses as set forth in the section of this Lease Addendum No. 3 entitled "Rental Escalation for Increases in Expenses" shall continue uninterrupted, through each successive Metro Level Extension Period set forth in this section, and through each successive Ground Floor Extension Period set forth in this section. However, Lessee's proportionate share of increases in Operating Expenses shall be appropriately adjusted to reflect the then current area of the Demised Premises. All other terms and provisions of the Lease shall remain in full force and effect during each Metro Level Extension Period and Ground Floor Extension Period properly and timely exercised by Lessee.

    (E) In the event the brokers' determination system is utilized by Lessor and Lessee, Lessor and Lessee shall each pay the fee of the broker selected by it and they shall share equally the payment of the fee of the third broker.

    (F) An addendum setting forth the term of the applicable extension period, the applicable monthly rent and any other appropriate terms and conditions consistent with this Lease Addendum No. 3 shall be executed by Lessor and Lessee within ten (10) days after the parties' agreement, or in the alternative, within thirty (30) days after the brokers' determination of Market Rent for the applicable extension period.

    (G) This section of Lease Addendum No. 3 shall become null and void and of no force and effect if Lessee assigns the Lease or subleases any portion of the Demised Premises to a party other than a subsidiary, affiliate, successor corporation or partnership (as such terms are defined in the section of the Lease entitled "ASSIGNMENT AND SUBLETTING").

    7.   Option to Expand.

    Subject and subordinate to the rights of existing tenants of the Expansion Space (as hereinafter defined) as of the date of this Lease Addendum No. 3, Lessor grants to Lessee during Metro Level Extension Period 1 an option to expand the Metro Level Demised Premises to include an area on the metro level of the Building, having a rentable area of approximately 1,612 square feet (said area is hereinafter referred to as the "Expansion Space" and is outlined on Exhibit A-1 attached hereto), provided Lessee exercises this option as set forth below, and provided further that Lessee is not in default under the Lease beyond any applicable notice and cure period either on the date Lessee notifies Lessor of its intent to exercise this option or at any time thereafter up to and including the commencement date of the term of the Lease with respect to the Expansion Space (the "Expansion Space Commencement Date"). Except as noted above, the option to expand granted herein shall be superior to the rights of all other parties with regard to the leasing or use and occupancy of any or all of the Expansion Space.

    Provided all such existing tenants have either waived or elected not to exercise any and all rights such tenants may have for the Expansion Space, Lessor shall notify Lessee in writing at such time during Metro Level Extension Period 1 as the Lessor is able to lease the Expansion Space to Lessee, and shall specify the anticipated delivery date of the Expansion Space which date shall be no earlier than ninety (90) days following the delivery of such notice from Lessor to Lessee. Lessee may exercise this option to expand only by delivering written notice to Lessor, no later than ninety (90) days after Lessee's receipt of Lessor's notice specifying the availability of the Expansion Space, stating its intent to exercise this option. In such event, the Expansion Space Commencement Date, and the date Lessor shall deliver possession of the Expansion Space to Lessee, shall be the date specified in Lessor's notice to Lessee as provided above. In the event Lessor is unable to deliver possession of the Expansion Space to Lessee by the date specified in Lessor's notice, Lessor, its agents and employees, shall not be liable or responsible for any claims, damages or liabilities arising in connection therewith or by reason thereof. In such event, Lessee's option to expand shall remain in effect, and Lessor shall notify Lessee in writing no less than ten
(10) days prior to the date Lessor is able to deliver possession of the Expansion Space to Lessee. Unless Lessee notifies Lessor of Lessee's desire to withdraw the exercise of its option to expand in writing and such notice is received by Lessor within ten (10) days after the specified delivery date, any delay in the delivery of possession of the Expansion Space beyond the date specified in Lessor's notice will not excuse or release Lessee from its obligation to accept possession of the Expansion Space, pay rent for the

Expansion Space, and perform all of Lessee's obligations under the Lease with respect to the Expansion Space. The Expansion Space Commencement Date shall be extended to the earlier of (i) the date Lessor delivers possession of the Expansion Space, provided Lessor has given Lessee ten (10) days prior written notice of the date of such delivery, or (ii) the date Lessee enters into possession of the Expansion Space.

    Lessee's exercise of this option to expand shall be subject to the following conditions:

    (i) Lessee shall accept the Expansion Space, as part of the Demised Premises, in its then "as is" condition;

    (ii) the term of the Lease with respect to the Expansion Space shall commence on the Expansion Space Commencement Date, and said term shall be coterminous with the term of this Lease as it applies to the Metro Level Demised Premises and any extension thereof;

    (iii) Lessee's obligation to pay monthly rent for the Expansion Space, in advance, shall commence on the Expansion Space Commencement Date;

    (iv) monthly rent for the Expansion Space shall be an amount equal to the product of the number of square feet of rentable area attributable to the Expansion Space, multiplied by the Metro Level Monthly Rent per square foot of rentable area attributable to the Metro Level Demised Premises in effect during the first full calendar month following the Expansion Space Commencement Date;

    (v) the percentage of Lessee's proportionate shares of operating expenses shall be increased to reflect the addition of the Expansion Space to the Demised Premises (with the Base Year remaining calendar year 1992), in accordance with the calculation of such percentages set forth in the section of the Lease Addendum No. 3 entitled, "Rental Escalation for Increases in Expenses," such revised percentages to become effective as of the Expansion Space Commencement Date, with appropriate pro rata adjustments being made in the calculation of Lessee's proportionate share of Operating Expenses for the calendar year in which the Expansion Space Commencement Date occurs;

    (vi) monthly rent for the Expansion Space shall be abated from and following the Expansion Space Commencement Date for up to five (5) full calendar months, provided the actual number of months of abatement of such monthly rent shall be reduced by the number of lease years of the Lease that have expired in Metro Level Extension Period 1 at the time the Expansion Space Commencement Date occurs. By example, and assuming the Extension Commencement Date is May 1, 1992, if the Expansion Space Commencement Date occurs on June 1, 1995, Lessee shall be entitled to two (2) months of abatement of monthly rent attributable to the Expansion Space; if the Expansion Space Commencement Date occurs on January l, 1995, Lessee shall be entitled to three (3) months of such abatement.

    (vii) Lessor shall provide to Lessee an improvement allowance, not to exceed Forty Thousand Three Hundred and 00/100ths Dollars ($40,300.00), (the "Expansion Allowance") for (a) the purchase and installation of Lessee's Alterations within the Expansion Space during the first six (6) full calendar months following the Expansion Space Commencement Date, and (b) ancillary costs directly related to Lessee's occupancy of the Expansion Space (including, but not limited to, furniture purchases and relocation expenses). The Expansion Allowance shall first be used as a credit to reduce or satisfy any payments due from Lessee. In the event any portion of the Expansion Allowance remains unapplied after crediting amounts due from Lessee, Lessee may submit to Lessor, but on a monthly basis only, invoices for such costs incurred by Lessee under
(a) and (b) above. Lessee shall also provide appropriate signed waivers of mechanic's liens executed by all contractors or subcontractors installing Alterations in the Expansion Space or providing other qualified services on behalf of Lessee. After inspection and approval of the portion of the Alterations installed as reflected by such invoices, and verification of the invoices and waivers submitted, Lessor shall pay to Lessee (or any other party on Lessee's behalf at Lessee's written request) the lesser of (c) the total amount of such approved invoices or (d) the Expansion Allowance. In no event however shall Lessor be obligated to reimburse Lessee (or pay to any other party on Lessee's behalf at Lessee's written request) for any amount, where Lessor's liability for amounts applied by Lessor or reimbursed exceed in the aggregate the amount of the Expansion Allowance specified above. In the event any portion of the Expansion Allowance remains after the first six (6) full calendar months following the Expansion Space Commencement Date, such remaining portion shall be credited to Lessee's next due payment(s) of Monthly Rent. In the event Lessee employs the services of Lessor as a construction manager for Lessee's Alterations in the Demised Premises, Lessee shall pay to Lessor seven percent (7%) of the cost of such Alterations installed in the Demised Premises, such fee being compensation for Lessor's general conditions, overhead and profit;

    (viii) by the exercise of the option to expand the Metro Level Demised Premises to include the Expansion Space, Lessee shall be deemed to have exercised its option to extend the term of the Lease for Metro Level Extension Period 2, pursuant to paragraph (A) of the section of this Lease Addendum No. 3 entitled "Options to Extend";

    (ix) for the purposes of this Lease, during any subsequent Metro Level Extension Period, the Expansion Space shall be deemed part of, and included within the definition of, the Metro Level Demised Premises; and

    (x) all other terms and conditions of the Lease shall apply to the Expansion Space, except as the same are specifically modified by the mutual agreement of Lessor and Lessee.

    Within thirty (30) days after Lessee exercises this option, Lessor and Lessee shall execute an addendum to this Lease setting forth the terms and conditions for the leasing of the Expansion Space consistent with this Lease Addendum No. 3.

    When Lessee accepts possession of the Expansion Space, Lessor and Lessee shall execute the "Declaration as to Date of Delivery and Acceptance of Possession of Expansion Space," attached hereto as Exhibit B, which shall specify the Expansion Space Commencement Date.

    8.   Alterations.

    (A) Lessor shall provide to Lessee an improvement allowance, not to exceed One Hundred Ninety Thousand Five Hundred Seventy-Five and 00/l00ths Dollars ($190,575.00) (the "Allowance"), for (i) the purchase and installation of Lessee's Alterations (as defined in the Lease) within the Demised Premises during the first six (6) calendar months following the Extension Commencement Date, and (ii) ancillary costs directly related to Lessee's occupancy of the Demised Premises (including, but not limited to, furniture purchases and relocation expenses). Lessee may submit to Lessor, but on a monthly basis only, invoices for such costs incurred by Lessee under (i) and (ii) above. Lessee shall also provide appropriate signed waivers of mechanic's liens executed by all contractors or subcontractors installing Alterations in the Demised Premises or providing other qualified services on behalf of Lessee. After inspection and approval of the portion of the Alterations installed as reflected by such invoices, and verification of the invoices and waivers submitted, Lessor shall pay to Lessee (or any other party on Lessee's behalf at Lessee's written request) the lesser of (i) the total amount of such approved invoices or (ii) the Allowance. In no event however shall Lessor be obligated to reimburse Lessee (or any other party on Lessee's behalf at Lessee's written request) for any amount, where Lessor's liability for amounts applied by Lessor or reimbursed exceed in the aggregate the amount of the Allowance specified above. In the event a portion of the Allowance remains after the first six (6) full calendar months following the Extension Commencement Date, such remaining portion shall be credited to Lessee's next due payment(s) of Monthly Rent. In the event Lessee employs the services of Lessor as a construction manager for Lessee's Alterations in the Demised Premises, Lessee shall pay to Lessor seven percent (7%) of the cost of such Alterations installed in the Demised Premises, such fee being compensation for Lessor's general conditions, overhead and profit.

    (B) Lessee shall not be required by Lessor to remove (i) the tenant improvements located in the Ground Floor Demised Premises and the Metro Level Demised Premises in place as of the date of this Addendum as first hereinabove set forth, or (ii) the Alterations installed pursuant to either (a) this paragraph 8 of Addendum No. 3, or (b) subparagraph 7(vii) of Addendum No. 3, at the expiration or earlier termination of the term of the Lease; provided that in any case and notwithstanding the foregoing Lessee shall have the responsibility to remove those tenant improvements unique to Lessee's banking operations and use, including but not limited to automatic teller machines, after hours depository and vaults. Lessee will not be required to remove doors or walls. The provisions of the Lease as to Alterations shall otherwise cover Lessee's obligations for repairs to the Ground Floor Demised Premises and the Metro Level Demised Premises where Lessee removes or is required to remove tenant improvements.

    (C) In the event Lessee does not elect to exercise its option to extend the term of the Lease for the then applicable Metro Level Extension Period, and provided that Lessee is not in default under the Lease beyond any applicable notice and cure periods, Lessor will remove, or cause to be removed, the internal staircase within the Demised Premises, promptly after the expiration of the term of the Lease with respect to the Metro Level Demised Premises. In the area of the Ground Floor Demised Premises so affected by such removal, Lessor shall restore such area with Building standard flooring and floor covering at Lessor's cost and expense. Lessee shall not be entitled to any abatement of rent arising from such restoration by Lessor.

    (D) Lessee shall have the responsibility to comply with and undertake at its expense any physical modifications to the Demised Premises required due to the nature of Lessee's business operations, use of the Demised Premises, or both, by application of any law, statute, ordinance or regulation.

    9.   Brokers

    Lessor and Lessee each represent and warrant one to another that, except as hereinafter set forth, neither of them has had any dealings with any broker or employed any broker with respect to this Lease Addendum No. 3. Lessee represents that it has employed The Rome Group, Inc. as its broker, and Lessor represents that it has employed The Oliver Carr Company as its broker. Lessor further agrees to pay the commissions accruing to each identified broker pursuant to certain outside agreement(s). Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

    10.  Advertising and Promotional Fund.

    Effective as of the Extension Commencement Date, the section of the Lease entitled "ADVERTISING AND PROMOTIONAL FUND" is hereby deleted in its entirety.

    11.  Other Terms and Provisions.

    All provisions of the Lease are hereby reaffirmed as if fully set forth therein, except as they are modified or restated by the provisions of this Lease Addendum No. 3. If any provision of this Lease Addendum No. 3 conflicts with any provision of the Lease, the provision of this Lease Addendum No. 3 shall control. All terms and conditions of the Lease, except as otherwise stated in this Lease Addendum No. 3, are fully applicable to the Additional Demised Premises.

    IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Addendum No. 3 to be signed in their names by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by its terms and provisions.



                                           LESSOR:

                                           THE SQUARE 106 ASSOCIATES



                                           By: /s/ OLIVER T. CARR, JR.
                                              -------------------------------
                                                 Oliver T. Carr, Jr.,
                                                 Managing Venturer


DISTRICT OF COLUMBIA, to wit:

    I, Olivia M. Kerr, a Notary Public in and for the District of Columbia do hereby certify that Oliver T. Carr, Jr., who is personally well known to me as the person who executed the foregoing and annexed Lease Addendum No. 3, dated the 12th day of February, 1992, on behalf of the Lessor, to acknowledge the same, personally appeared before me in said District and acknowledged said Lease Addendum No. 3 to be the act and deed of The Square 106 Associates, and delivered the same as such.

    GIVEN under the hand and seal this 28th day of February, 1992.




                                            /s/ OLIVIA M. KERR
                                           ----------------------------------
                                               Notary Public, D.C.


My commission expires:  November 30, 1996

                                             LESSEE:

Attest:                                      CENTURY BANCSHARES, INC.



 /s/ ROSEMARY GAINES                         By: /s/ JOSEPH S. BRACEWELL
------------------------------                  ---------------------------
Name:  Rosemary Gaines                          Name:  Joseph S. Bracewell
Title:   Acting Secretary                       Title: President


    ( Corporate Seal )

The District of Columbia   )

                           ) to wit:
---------------------------
                           )
---------------------------


    I, Mark A. Hayes, a Notary Public in and for the aforesaid jurisdiction do hereby certify that Joseph S. Bracewell, who is personally well known to me as the person who executed the foregoing and annexed Lease Addendum No. 3, dated the 12th day of February, 1992, on behalf of the Lessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease Addendum No. 3 to be the act and deed of Century Bancshares, Inc., and delivered the same as such.

    GIVEN under the hand and seal this 13th day of February, 1992.




                                              /s/ MARK A. HAYES
                                             ------------------------------
                                                     Notary Public



My commission expires:  July 31, 1993

                                   EXHIBIT A

              [This exhibit is a floor plan of the ground floor of
             International Square indicating with a crosshatch the
           existing office space leased to Century Bancshares, Inc.]

                                  EXHIBIT A-1

       [This exhibit is a floor plan of the metro level of International
        Square indicating with vertical lines the existing office space leased to Century Bancshres, Inc. and indicating with a crosshatch the expansion area being leased under Lease Addendum No. 3.]

                            ADDENDUM NO. 4 TO LEASE

    THIS ADDENDUM NO. 4 dated the 27th day of October, 1995, by and between Carr Realty, L.P., a Delaware limited partnership (hereinafter referred to as "Lessor"), and Century Bancshares, Inc., a Delaware corporation, (hereinafter referred to as "Lessee").

    WHEREAS, by Lease dated the 14th day of January, 1982, The Square 106 Associates, predecessor in interest of Lessor ("Prior Lessor"), leased to Century National Bank ("Century Bank"), Lessee's predecessor-in-interest, approximately 3,895 square feet of rentable area on the ground floor of the office building situated at 1875 Eye Street, N.W., Washington, D.C., 20006 (said premises hereinafter referred to as the "Ground Floor Demised Premises," and said building hereinafter referred to as the "Building");

    WHEREAS, by Lease Addendum No. 1 dated the 14th day of March, 1984, Prior Lessor leased to Century Bank additional rentable area in the Building comprising approximately 5,038 square feet of rentable area on the metro level of the Building;

    WHEREAS, by Lease Addendum No. 2 dated the 18th day of December, 1991, Prior Lessor leased to Century Bank approximately 248 square feet of additional rentable area on the metro level of the Building;

    WHEREAS, the rentable area on the metro level of the Building is hereinafter collectively referred to as the "Metro Level Demised Premises," and shall amount to a total rentable area of five thousand two hundred eighty-six (5,286) square feet, and the Metro Level Demised Premises and the Ground Floor Demised Premises are hereinafter collectively referred to as the "Demised Premises," and shall amount to a total rentable area of nine thousand one hundred eighty-one (9,181) square feet;

    WHEREAS, Lessee is the successor by merger to Century Bank, and Lessee has assumed all of Century Bank's interest, rights and obligations under the Lease;

    WHEREAS, by Lease Addendum No. 3 dated the 12th day of February, 1992, the term of the Lease was extended pursuant to the provisions thereof (said Lease, Lease Addendum No. 1, Lease Addendum No. 2 and Lease Addendum No. 3 hereinafter collectively referred to as the "Lease");

    WHEREAS, Lessor has notified Lessee of the availability of approximately 65 square feet of additional rentable area on the metro level of the Building, and Lessor and Lessee have successfully negotiated mutually agreeable terms and conditions for the leasing of said area by Lessee;

    WHEREAS, Lessor and Lessee desire to formally reflect their understandings and agreements whereby the Demised Premises will be expanded, and therefore to revise and modify the Lease accordingly, with respect to the following provisions:

         1.  Additional Rentable Area
         2.  Broker and Agent
         3.  Other Terms and Provisions

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

    1.   ADDITIONAL RENTABLE AREA

    Lessee agrees to lease from Lessor, and Lessor agrees to lease to Lessee, additional rentable square feet amounting to approximately 65 square feet of rentable area on the metro level of the Building, the additional area being identified on the attached floor plan and made part of this Addendum No. 4 as Exhibit A (said rentable area being hereinafter referred to as the "Additional Rentable Area"). The Demised Premises and the Additional Rentable Area shall be collectively referred to as the "Demised Premises Expanded", and said amount to a total rentable area of approximately 9,246 square feet.

    Subject to and upon the covenants, agreements and conditions of Lessor and Lessee set forth herein, or in any Exhibit hereto, the term of the Lease with respect to the Additional Rentable Area shall commence on November 1, 1995 (hereinafter called the "Additional Rentable Area Commencement Date"), and shall be coterminous with the term of the Lease as it applies to the Ground Floor Demised Premises * see page 3.

    Lessor shall deliver, and Lessee shall accept, the Additional Rentable Area in its "as-is" condition.

    The initial Monthly Rent for the Additional Rentable Area, as of the Additional Rentable Area Commencement Date, which Lessee hereby agrees to pay in advance to Lessor, and Lessor hereby agrees to accept, shall be Four Hundred Dollars ($400.00). Such Monthly Rent shall, however, be increased on each November 1, commencing on November 1, 1996, by multiplying the then Monthly Rent by one hundred three percent (103%). Lessor agrees to abate such Monthly Rent in the aggregate amount of One Thousand Two Hundred Dollars ($1,200.00), such abatement to be applied against such Monthly Rent from November 1, 1995 to January 31, 1996.

    As of the Additional Rentable Area Commencement Date, Lessee's proportionate share of increases in Operating Expenses shall be increased by 0.02%, from 3.62% to 3.64%. Lessee's obligations with respect to 1995 shall be pro-rated accordingly.

    All Alterations to the Additional Rentable Area shall be performed in accordance with the section of the Lease entitled "ALTERATIONS," and in connection therewith Lessee shall submit for Lessor's approval all design and construction documents.

    2.   BROKER AND AGENT

    Lessor and Lessee each represent and warrant one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Addendum No. 4. Lessor represents that it has employed Carr Real Estate Services as its broker. Lessor, pursuant to a separate agreement, has agreed to pay the commission of such identified broker. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

    3.   OTHER TERMS AND CONDITIONS

    All other provisions of the Lease shall remain in effect and unchanged except as modified herein, and all terms, covenants and conditions shall remain in effect as modified by this Addendum No. 4. If any provision of this Addendum No. 4 conflicts with the Lease, the provisions of this Addendum No. 4 shall control.




*including options to extend; provided, however, that the options to extend shall apply separately to the Ground Floor Demised Premises and the Additional Rentable Area.

    IN WITNESS WHEREOF, Lessor and Lessee have each caused this Addendum No. 4 to be signed in its name under seal by its duly authorized representative and delivered as its act and deed, intending to be legally bound by all its terms and conditions.



                                               LESSOR:

                                               CARR REALTY, L.P.

Attest:                                        By: Carr Realty Corporation
                                               General Partner

 /s/ ANDREA FISH BRADLEY                       By: /s/ THOMAS A. CARR
--------------------------                        -----------------------------
NAME:  Andrea Fish Bradley                        Thomas A. Carr
      ----------------------------                President
TITLE:   Vice President, General
       ---------------------------
        Counsel and Corporate Secretary

                                               LESSEE:

Attest:                                        CENTURY BANCSHARES, INC.

                                               By:

 /s/ PAUL P. SCHAUS                            /s/ JOSEPH S. BRACEWELL
---------------------------------              -------------------------------
NAME:  Paul P. Schaus                          NAME:  Joseph S. Bracewell
      ---------------------------                   --------------------------
TITLE:  Senior Vice President/CFO              TITLE:  Chairman of the Board
       --------------------------                     ------------------------

    DISTRICT OF COLUMBIA, to wit:

    I, Olivia M. Kerr, a Notary Public in and for the District of Columbia, do hereby certify that Thomas A. Carr, who is personally well known to me to be the person who executed the foregoing and annexed Lease Addendum No. 4, bearing date on the 27th day of October, 1995, on behalf of Lessor, personally appeared before me in said District and acknowledged the said Lease Addendum No. 4 to be the act and deed of Carr Realty, L.P., and delivered the same as such.

    GIVEN under my hand and seal this 9th day of November, 1995.



                                               /s/ OLIVIA M. KERR
                                              -------------------------
                                              Notary Public, Inc.


    My commission expires:  November 30, 1996


             )
-------------
             )
-------------
             )
-------------

    I, Debra M. Johnson , a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Joseph S. Bracewell, who is personally well known to me to be the person who executed the foregoing and annexed Lease Addendum No. 4, dated the 27th day of October,1995, on behalf of Lessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease Addendum No. 4 to be the act and deed of Century Bancshares, Inc. and delivered the same as such.

    GIVEN under my hand and seal this 27th day of October, 1995.



                                               /s/ DEBRA M. JOHNSON
                                               ------------------------
                                               Notary Public



My commission expires:  April 30, 2000

November 13, 1995



Mr. Paul P. Schaus
Senior Vice President and Chief Financial Officer
Century Bancshares, Inc.
1875 Eye Street, N.W.
Washington, D.C. 20006

    Re:  Addendum No. 4 to Lease
         Century Bancshares, Inc.
         1875 Eye Street. N.W.

Dear Mr. Schaus:

    Enclosed please find your fully executed original of the above-referenced document.

    If you have any questions, please feel free to contact me at (202)
624-1725.



                                           Very truly yours,

                                           CARR REAL ESTATE SERVICES

                                           /s/ DOUGLAS D. OLSON
                                           Douglas D. Olson
                                           Director of Retail Leasing


DDO/kac
Enclosure

cc: Mr. Jerry Masotti (w/enclosure)
    Mr. Larry Goodwin (w/enclosure)
    Ms. Kimberly Falck (w/enclosure)
    Robert N. Weinstock, Esquire (w/enclosure)

                                   EXHIBIT A

   [This exhibit is a floor plan of the metro level of International Square.]

                              LEASE ADDENDUM NO. 5

         THIS LEASE ADDENDUM NO. 5 ("Addendum No. 5) dated as of the first
(1st) day of June, 1996, by and between Carr Realty, L.P., a Delaware limited partnership (hereinafter referred to as "Lessor"), and Century Bancshares, Inc., a Delaware corporation (hereinafter referred to as "Lessee").

         WHEREAS, by Lease dated the 14th day of January, 1982, The Square 106 Associates, Lessor's predecessor-in-interest ("Prior Lessor"), leased to Century National Bank ("Century Bank"), Lessee's predecessor-in-interest, approximately 3,895 square feet of rentable area on the ground floor of the office building situated at 1875 Eye Street, N.W., Washington, D.C., 20006 (said premises hereinafter referred to as the "Ground Floor Demised Premises," and said building hereinafter referred to as the "Building");

         WHEREAS, by Lease Addendum No. 1 dated the 14th day of March, 1984, Prior Lessor leased to Century Bank additional rentable area in the Building comprising approximately 5,038 square feet of rentable area on the metro level of the Building;

         WHEREAS, by Lease Addendum No. 2 dated the 18th day of December, 1991, Prior Lessor leased to Century Bank approximately 248 square feet of additional rentable area on the metro level of the Building (said area together with the approximately 5,038 square feet of rentable area on the metro level of the building is collectively referred to as the "Metro Level Demised Premises" amounting to a total rentable area of approximately 5,286 square feet of rentable area);

         WHEREAS, Lessee is the successor by merger to Century Bank, and Lessee has assumed all of Century Bank's interest, fights and obligations under the Lease;

         WHEREAS, by Lease Addendum No. 3 dated the 12th day of February, 1992, the term of the Lease was extended pursuant to the provisions thereof;

         WHEREAS, by Addendum No. 4 to Lease dated the 27th day of October, 1995, Lessor leased to Lessee approximately 65 square feet of additional rentable area on the metro level of the Building (said area hereinafter referred to as the "Additional Rentable Area");

         WHEREAS, the above-described Lease, Lease Addendum No. 1, Lease Addendum No. 2, Lease Addendum No. 3 and Addendum No. 4 to Lease are hereinafter collectively referred to as the "Lease";

         WHEREAS, the Ground Floor Demised Premises, the Metro Level Demised Premises and the Additional Rentable Area are hereinafter collectively referred to as the "Demised Premises" and shall amount to a total rentable area of approximately 9,246 square feet;

         WHEREAS, Lessee has requested that the term of the Lease with respect to the Metro Level Demised Premises be extended for an additional term of five years, and Lessor, upon receipt of Lessee's request, has agreed to the requested extension of the term of the Lease upon the terms and conditions hereinafter set forth in the body of this Addendum No. 5;

         WHEREAS, Lessor and Lessee desire to reflect their understandings and agreements formally whereby the term of the Lease will be extended with respect to the Metro Level Demised Premises, and therefore to revise and modify the Lease accordingly, with respect to the following provisions:

                 1.       Term
                 2.       Rent
                 3.       Options to Extend
                 4.       Alterations
                 5.       Option to Partially Terminate
                 6.       Broker and Agent
                 7.       Other Terms and Provisions

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

         1.      TERM

         The term of the Lease with respect to the Metro Level Demised Premises shall be extended for a period of five (5) years, such period to commence on May 1, 1997 (the "Metro Level Extension Period 2 Commencement Date"), and to expire on April 30, 2002 (the "Metro Level Extension Period 2 Expiration Date"). This period is hereinafter referred to as the "Metro Level Extension Period 2."

         2.      RENT

         Effective as of June 1, 1996 (the "Effective Date") Lessee shall pay to Lessor and Lessor shall accept from Lessee as monthly rent for the Metro Level Demised Premises (the "Metro Level Monthly Rent"), without setoff, deduction or demand, the following:

                                                                                     Annual
                                                                               Rate Per Rentable
         Period                              Monthly Rent                         Square Foot
         ------                              ------------                      -----------------
         June 1, 1996 -May 31, 1997          $ 8,810.00                             $ 20.00

         June 1, 1997 -May 31, 1998            9,030.25                               20.50

         June 1, 1998 -May 31, 1999            9,254.91                               21.01

         June 1, 1999 -May 31, 2000            9,488.37                               21.54

         June 1, 2000 -May 31, 2001            9,726.24                               22.08

         June 1, 2001 -April 30, 2002          9,968.52                               22.63


         3.      OPTIONS TO EXTEND

         Lessee's rights as set forth in this Addendum No. 5 shall be in lieu of and in full satisfaction of Lessee's rights with respect to Metro Level Extension Period 2 as set forth in Addendum No. 3. Lessee's rights with respect to Metro Level Extension Period 3 and Metro Level Extension Period 4, each as set forth in Addendum No. 3, shall continue in full force and effect.

         4.      ALTERATIONS

         (A) Lessor, at Lessor's sole expense, shall make the renovations to the Metro Level Demised Premises described in the space plans and specifications attached hereto as Exhibit A ("Preliminary Drawing and Specifications") (the "Renovations"). Lessor's obligations shall include without limitation, any and all costs associated with the design or construction of the Renovations, including the costs of permits and licenses and construction management fees, life safety systems and sprinkler installations, space planning, engineering architectural and design fees phone and computer cabling and installation costs, and costs of fixtures, furnishings, and equipment. As part of the Renovations, and included in the cost thereof, Lessor shall restore Lessee's HVAC to good working condition for use in the Metro Level Demised Premises. Lessor currently estimates the costs of the Renovations shall equal approximately $45,000. Notwithstanding such estimate, Lessor agrees that it shall be solely responsible for any costs to perform and complete the Renovations in excess of said estimate except to the extent such excess costs are caused by changes to the Renovations requested by Lessee in writing. Notwithstanding anything contained in the Lease to the contrary, Lessor shall maintain and repair the HVAC system in the Metro Level Demised Premises, but only to the extent such maintenance and repair is not covered by the service contract required to be obtained by Lessee for such system pursuant to the Lease.

         (B) All Renovations shall be performed by a general contractor selected by Lessor in Lessor's discretion ("Lessor's General Contractor"), shall consist solely of new materials and shall be of good quality and workmanship. The Renovations shall be purchased and installed by Lessor or Lessor's General Contractor. All Renovations shall be and shall remain the property of Lessor. After the Effective Date, any replacement of any property, fixtures or improvements of Lessor, whether made at Lessee's expense or otherwise, shall be and shall remain the property of Lessor.

         (C) As part of the Renovations, Lessor's staff architect shall prepare design and architectural drawings which shall be subject to the written approval of Lessor and Lessee and shall be consistent with the Preliminary Drawings and Specifications. Lessor shall also prepare mechanical and electrical working drawings ("Working Drawings"). The Working Drawings shall be based upon the architectural drawings, and Lessor shall obtain Lessee's approval of the Working Drawings.

         (D) Lessor shall use, and shall cause Lessor's General Contractor to use, reasonable efforts not to interfere with Lessee's business but shall be granted access to the Demised Premises during business hours for the purpose of performing the Renovations. Lessor shall use reasonable efforts to obtain all necessary permits and licenses for the performance and completion of the Renovations as soon as reasonably practicable following the execution and delivery of this Addendum No. 5. Lessor shall use reasonable efforts to cause Lessor's General Contractor to commence the Renovations within 10 days after such permits and licenses are issued and to complete the Renovations within 30 days thereafter. In no event shall Lessee be entitled to any rent abatement as a result of the performance of the Renovations. Lessor shall indemnify and hold harmless Lessee from any property damage or bodily injury to Lessee, its employees, agents or customers caused by Lessor or Lessor's General Contractor, or their respective employees, agents or subcontractors, in the course of completing the Renovations. In no event will Lessor be responsible for consequential damages, including but not limited to business interruption.

         5.      OPTION TO PARTIALLY TERMINATE

         Lessee shall have, and is hereby given, the option to terminate this Lease with respect to the Metro Level Demised Premises at any time during the term of this Lease, provided Lessee is not in default of its obligation to pay rent, or of any other material term or condition of this Lease, either on the date Lessee notifies Lessor of its intent to exercise this option or (at Lessor's option) at any time up to and including the date upon which the Lease is to terminate with respect to the Metro Level Demised Premises (the "Metro Level Demised Premises Termination Date"). Lessee may exercise this option to terminate only by serving upon Lessor written notice of such election no later than twelve (12) months prior to the Metro Level Demised Premises Termination Date (the "Required Election Date"). Lessee shall, as a condition to such termination, pay to Lessor an "Unamortized Loan Amount Termination Fee" as hereinafter defined. The Unamortized Loan Amount Termination Fee shall be due and payable on or before the Metro Level Demised Premises Termination Date, and the payment thereof shall be a condition of the effectiveness of the termination of this Lease with respect to the Metro Level Demised Premises.

         The "Unamortized Loan Amount Termination Fee" shall be the then-current balance of the "Assumed Loan" (as hereinafter defined) as of the Metro Level Demised Premises Termination Date. The Assumed Loan shall be a hypothetical loan made by Lessor to Lessee as of the Effective Date. The original principal amount of the Assumed Loan shall be deemed to be all costs and expenses incurred by Lessor in connection with the Renovations. Interest shall be deemed to accrue from time to time on the outstanding principal balance of the Assumed Loan at an annual rate of eight percent (8%) compounded monthly. For each full monthly payment of Monthly Rent paid by Lessee to Lessor, Lessee shall be deemed to have paid concurrently with such monthly payment to Lessor that amount which, in seventy-one (71) equal consecutive monthly installments of such amount, would fully amortize the original principal amount of the Assumed Loan and all interest earned thereon.

         In the event Lessee elects to terminate the Lease with respect to the Metro Level Demised Premises pursuant to this section of the Lease, Lessee shall, in addition, remain fully obligated for all rent and other charges, including Lessee's prorated share of increases in Operating Expenses attributable to the Metro Level Demised Premises and incurred under the Lease through the Metro Level Demised Premises Termination Date, including amounts billed subsequent to the Metro Level Demised Premises Termination Date relating to the period prior thereto.

         In the event Lessee properly exercises this option, Lessor shall prepare and the parties shall execute a Termination of Metro Level Lease Agreement within thirty (30) days following the date on which Lessee exercises its option to terminate.

         6.      BROKER AND AGENT

         Lessor and Lessee each represents and warrants one to the other that, except as hereinafter set forth, it has not employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Addendum No. 5. Lessor represents that it has employed Carr Real Estate Services as its broker. Lessor, pursuant to a separate agreement, has agreed to pay the commission of such identified broker. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

         7.      OTHER TERMS AND CONDITIONS

         All other provisions of the Lease shall remain in effect and unchanged except as modified herein, and all terms, covenants and conditions shall remain in effect as modified by this Addendum No. 5. Specifically, this Addendum No. 5 shall have no effect on Lessee's obligations with regard to the Ground Floor Demised Premises. If any provision of this Addendum No. 5 conflicts with the Lease, the provisions of this Addendum No. 5 shall control.

         IN WITNESS WHEREOF, Lessor and Lessee have each caused this Addendum No. 5 to be signed in its name under seal by its duly authorized representative and delivered as its act and deed, intending to be legally bound by all its terms and conditions.


                                          LESSOR:

                                          CARR REALTY, L.P.

                                          By:   CarrAmerica Realty Corporation
Attest:                                         General Partner

                                          By:
---------------------------                   ---------------------------
NAME:                                         Thomas A. Carr
     ----------------------                   President
TITLE:
      ---------------------

                                          LESSEE:

Attest:                                   CENTURY BANCSHARES, INC.

/s/  F. KATHRYN ROBERTS                   By: /s/ JOSEPH S. BRACEWELL
---------------------------                   ----------------------------
NAME:  F. Kathryn Roberts                     Joseph S. Bracewell
     ----------------------                   Chairman of the Board
TITLE: Corporate Secretary
      ---------------------

         DISTRICT OF COLUMBIA, to wit:

         I,                       , a Notary Public in and for the District of
           -----------------------
Columbia do hereby certify that Thomas A. Carr, who is personally well known to me to be the person who executed the foregoing and annexed Lease Addendum No. 5, dated as of the first day of June, 1996, on behalf of Lessor, personally appeared before me in said District and acknowledged the said Lease Addendum No. 5 to be the act and deed of Carr Realty, L.P., and delivered the same as such.

   GIVEN under my hand and seal this         day of                    ,1996.
                                    ---------      --------------------

                                        -------------------------------
                                        Notary Public


   My commission expires:
                      ---------------------

District of Columbia      )

                          )
--------------------------
                          )
--------------------------

         I, Debra M. Johnson, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that Joseph S. Bracewell, who is personally well known to me to be the person who executed the foregoing and annexed Lease Addendum No. 5, dated as of the first day of June, 1996, on behalf of Lessee, to acknowledge the same, personally appeared before me in said jurisdiction and acknowledged said Lease Addendum No. 5 to be the act and deed of Century Bancshares, Inc. and delivered the same as such.

         GIVEN under my hand and seal this 1st day of October, 1996.


                                        /s/ DEBRA M. JOHNSON
                                        -------------------------------
                                        Notary Public




         My commission expires:  April 30, 2000